UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                                 (RULE 14A-101)

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                HEMOBIOTECH, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_|   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                                HEMOBIOTECH, INC.

                        14221 DALLAS PARKWAY, SUITE 1400
                               DALLAS, TEXAS 75254
                                 (214) 540-8411

                                                                     May 9, 2006

Dear Stockholder:

      I would like to extend a personal invitation for you to join us at our Annual Meeting of Stockholders on Friday, June 9, 2006, at 9:00 a.m., Central Time, at the HemoBioTech, Inc., Corporate Headquarters located at 14221 Dallas Parkway, Rockefeller Conference Room, Dallas, Texas 75254.

      At this year's meeting, in addition to the election of six directors, you will be asked to approve the Company's Amended and Restated 2003 Stock Option/Stock Issuance Plan, providing for an increase in the total number of shares available to be granted to participants going forward. You will also be asked to ratify the appointment of Eisner LLP as the Company's independent registered public accounting firm for 2006.

      I urge you to vote, as the Board of Directors has recommended, for each of the director nominees and for the approval of the Company's Amended and Restated 2003 Stock Option/Stock Issuance Plan. I also ask that you ratify the appointment of Eisner LLP as the Company's independent registered public accounting firm for 2006.

      Attached you will find a notice of meeting and proxy statement that contains further information about these items as well as specific details of the meeting.

      YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the meeting, I encourage you to vote. Please sign and return your proxy card. This will assure that your shares will be represented and voted at the meeting, even if you cannot attend.

                                            Sincerely,


                                            /s/ Arthur P. Bollon
                                            ------------------------------------
                                            Arthur P. Bollon
                                            CHAIRMAN OF THE BOARD, PRESIDENT AND
                                            CHIEF EXECUTIVE OFFICER

                                HEMOBIOTECH. INC.

                        14221 DALLAS PARKWAY, SUITE 1400
                               DALLAS, TEXAS 75254
                                 (214) 540-8411

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are invited to attend the 2006 HemoBioTech, Inc. Annual Meeting of
Stockholders:

WHEN                      9:00 a.m., Central Time, on Friday, June 9, 2006.

WHERE                     HemoBioTech,   Inc.,  Corporate  Headquarters,   14221
                          Dallas Parkway, Rockefeller Conference Room, Dallas, Texas 75254.

ITEMS OF BUSINESS           o To elect  six  directors  to serve  until the 2007
                              Annual Meeting of Stockholders or until their successors have been duly elected and qualified (Proposal I);

                            o To approve the Company's Amended and Restated 2003
                              Stock Option/Stock Issuance Plan (Proposal 2);

                            o To ratify  the  appointment  of Eisner  LLP as the
                              Company's independent registered public accounting firm for the fiscal year ending December 31, 2006 (Proposal 3); and

                            o To conduct  such other  business  as may  properly
                              come before the meeting or any adjournment or postponement thereof.

RECORD DATE               You are entitled to vote if you are a  stockholder  of
                          record at the close of business on May 9, 2006.

VOTING BY PROXY           The Board of  Directors  is  soliciting  your proxy to
                          assure that a quorum is present and that your shares are represented and voted at the meeting. Please see the attached proxy statement and enclosed proxy card for information by mailing back the proxy card (no extra postage is needed for the enclosed envelope if mailed in the U.S.). If you later decide to vote at the meeting, information on revoking your proxy prior to the meeting is also provided. You may receive more than one set of proxy materials and proxy cards.
                          Please promptly complete, sign and return each proxy card you receive in order to ensure that all of your shares are represented and voted.

ATTENDANCE AT MEETING     If you plan to attend,  please be sure to mark the box
                          provided on the proxy card.

RECOMMENDATIONS           The Board of Directors  recommends that you vote "FOR"
                          each nominee for director and "FOR" Proposal 2 and Proposal 3.

YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the meeting, please submit your proxy promptly in order to assure that a quorum is present.

Thank you for your attention to this important matter.

                                           BY ORDER OF THE BOARD OF DIRECTORS,


                                           /s/ Mark J. Rosenblum
                                           -------------------------------------
                                           Mark J. Rosenblum
                                           CHIEF FINANCIAL OFFICER AND SECRETARY
Dallas, Texas
May 9, 2006

                                TABLE OF CONTENTS

                                                                            PAGE

INFORMATION ABOUT THE MEETING..................................................1
INFORMATION ABOUT THE VOTING...................................................2
ADDITIONAL INFORMATION.........................................................5
PROPOSAL NO. 1 ELECTION OF DIRECTORS...........................................7
ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS...........................10
AUDIT COMMITTEE REPORT........................................................16
PROPOSAL NO. 2 - APPROVAL OF THE AMENDED  AND RESTATED 2003 STOCK
OPTION/STOCK ISSUANCE PLAN....................................................19
PROPOSAL NO. 3  RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM.............................................27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................28
MANAGEMENT....................................................................34
EXECUTIVE COMPENSATION........................................................37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................47
OTHER MATTERS.................................................................56

                                HEMOBIOTECH, INC.

                        14221 DALLAS PARKWAY, SUITE 1400
                               DALLAS, TEXAS 75254
                                 (214) 540-8411

                             PROXY STATEMENT FOR THE
                       2006 ANNUAL MEETING OF STOCKHOLDERS

      The enclosed proxy is solicited by the Board of Directors of HemoBioTech, Inc. for use at the 2006 Annual Meeting of Stockholders. YOUR VOTE IS VERY IMPORTANT. For this reason, the Board of Directors is requesting that you allow your shares to be represented at the 2006 Annual Meeting of Stockholders by the proxies named on the enclosed proxy card. In connection with the solicitation of proxies by the Board of Directors, we are mailing this proxy statement, the enclosed proxy card, and our 2005 Annual Report to all stockholders entitled to vote at the meeting beginning on or about May 11, 2006.

      In this proxy statement, terms such as "we," "us" and "our" refer to HemoBioTech, Inc., which may also be referred to from time to time as "HemoBioTech" or the "Company."

                          INFORMATION ABOUT THE MEETING

WHEN IS THE ANNUAL MEETING?

      The Annual Meeting will be held at 9:00 a.m., Central Time, on Friday, June 9, 2006.

WHERE WILL THE ANNUAL MEETING BE HELD?

      The Annual Meeting will be held at the HemoBioTech, Inc. Corporate Headquarters, located at 14221 Dallas Parkway, Rockefeller Conference Room, Dallas, Texas 75254.

WHAT ITEMS WILL BE VOTED ON AT THE ANNUAL MEETING?

      There are three matters scheduled for a vote:

      1. To elect six directors to serve until the 2007 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

      2.    To  approve  the   Company's   Amended  and   Restated   2003  Stock
            Option/Stock Issuance Plan; and

      3. To ratify the appointment of Eisner LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006.

      As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.

WHAT ARE THE BOARD OF DIRECTORS' RECOMMENDATIONS?

      Our Board of Directors recommends that you vote:

      "FOR" the election of each of the six nominees named herein to serve on the Board of Directors;

      "FOR" the approval of the Company's Amended and Restated 2003 Stock Option/Stock Issuance Plan; and

      "FOR" the ratification of the appointment of Eisner LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006.

WILL THE COMPANY'S DIRECTORS BE IN ATTENDANCE AT THE ANNUAL MEETING?

      The Company encourages, but does not require, its directors to attend annual meetings of stockholders. However, the Company anticipates that all of its directors will attend the Annual Meeting.

                          INFORMATION ABOUT THE VOTING

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

      Only stockholders of record at the close of business on the record date, May 9, 2006, are entitled to receive notice of the Annual Meeting and to vote the shares that they held on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. As of the close of business on May 9, 2006, the Company had 14,054,399 shares of common stock outstanding.

      STOCKHOLDERS OF RECORD: SHARES REGISTERED IN YOUR NAME. If on May 9, 2006 your shares were registered directly in your name with HemoBioTech's transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, to ensure your vote is counted.

      BENEFICIAL OWNER: SHARES REGISTERED IN THE NAME OF A BROKER OR BANK. If on May 9, 2006 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

HOW DO I VOTE?

      You may either vote "FOR" all the nominees to the Board of Directors or you may withhold your vote for all nominees or for any nominee you specify. For each of the other matters to be voted on, you may vote "FOR" or "AGAINST" or abstain from voting. The procedures for voting are fairly simple:

      STOCKHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME. If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

      o To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

      o To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the postage paid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

      BENEFICIAL OWNER: SHARES REGISTERED IN THE NAME OF BROKER OR BANK. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from HemoBioTech. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

HOW MANY VOTES DO I HAVE?

      On each matter to be voted upon, you have one vote for each share of common stock you own as of May 9, 2006.

WHAT IF I RETURN A PROXY CARD BUT DO NOT MAKE SPECIFIC CHOICES?

      If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "FOR" the election of all six nominees for director, "FOR" the approval of the Company's Amended and Restated 2003 Stock Option/Stock Issuance Plan and "FOR" the ratification of the appointment of Eisner LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares as recommended by the Board of Directors or, if no recommendation is given, will vote your shares using his best judgment.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

      Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

      o You may submit another properly completed proxy bearing a later date;

      o You may send a written notice that you are revoking your proxy to HemoBioTech, Inc. at 14221 Dallas Parkway, Suite 1400, Dallas, Texas 75254, Attention: Mark J. Rosenblum, Chief Financial Officer and Secretary; or

      o You may attend the Annual Meeting and notify the election officials at the meeting that you wish to revoke your proxy and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

      If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

HOW ARE VOTES COUNTED?

      Votes will be counted by the inspector of election appointed for the meeting, who will separately count "FOR" and withheld votes, and, with respect to proposals other than the election of directors, "AGAINST" votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal (other than for the election of directors) and will have the same effect as "AGAINST" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

      If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. Please note that brokers that have not received voting instructions from their clients cannot vote on their clients' behalf on "non-routine" proposals, such as the proposal to approve the Company's Amended and Restated 2003 Stock Option/Stock Issuance Plan, but may vote their clients' shares on other proposals. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, then those shares will be treated as broker non-votes. Shares represented by such broker non-votes will, however, be counted in determining whether there is a quorum.

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?

      o For the election of directors, the six nominees receiving the most "FOR" votes (among votes properly cast in person or by proxy) will be elected. Only votes "FOR" or votes withheld with respect to any or all of the nominees will affect the outcome.

      o To be approved, Proposal No. 2, the approval of the Company's Amended and Restated 2003 Stock Option/Stock Issuance Plan, must receive "FOR" votes from the majority of shares present and entitled to vote either in person or by proxy.

      o To be approved, Proposal No. 3, the ratification of the appointment of Eisner LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006, must receive "FOR" votes from the majority of shares present and entitled to vote either in person or by proxy.

WHAT IS THE QUORUM REQUIREMENT?

      A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by stockholders present at the meeting or by proxy. On May 9, 2006, the record date, there were 14,054,399 shares outstanding and entitled to vote. Thus, 7,027,200 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

      Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the Chairman of the meeting or a majority of the votes present in person or represented by proxy at the Annual Meeting may adjourn the meeting to another date.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

      Preliminary voting results will be announced at the Annual Meeting. Final results will be published in the Company's quarterly report on Form 10-QSB for the second quarter of 2006.

                             ADDITIONAL INFORMATION

HOW AND WHEN MAY I SUBMIT A STOCKHOLDER PROPOSAL FOR THE COMPANY'S 2007 ANNUAL MEETING?

      Our annual meeting of stockholders generally is held in May or June of each year. We will consider for inclusion in our proxy materials for the 2007 Annual Meeting of Stockholders, stockholder proposals that are received at our executive offices no later than November 1, 2006, and that comply with all applicable requirements of Rule l4a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Proposals must be sent to our Chief Financial Officer at HemoBioTech, Inc., 14221 Dallas Parkway, Suite 1400, Dallas, Texas 75254.

HOW CAN I OBTAIN THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB?

      A stockholders' letter and a copy of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, which together constitutes our 2005 Annual Report to Stockholders, is being mailed along with this proxy statement. Our 2005 Annual Report is not incorporated into this proxy statement and shall not be considered proxy solicitation material.

      WE WILL ALSO MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005, AS WELL AS A COPY OF ANY EXHIBIT SPECIFICALLY REQUESTED. REQUESTS SHOULD BE SENT
TO: CHIEF FINANCIAL OFFICER,

HEMOBIOTECH, INC., 14221 DALLAS PARKWAY, SUITE 1400, DALLAS, TEXAS 75254. A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB HAS ALSO BEEN FILED WITH THE SEC AND MAY BE ACCESSED FROM THE SEC'S HOMEPAGE (WWW.SEC.GOV).

WHO IS PAYING FOR THIS PROXY SOLICITATION?

      We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

HOW MANY COPIES SHOULD I RECEIVE IF I SHARE AN ADDRESS WITH ANOTHER STOCKHOLDER?

      The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies.

      The Company and some brokers may be householding our proxy materials by delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you are a stockholder of record. You can notify us by sending a written request to HemoBioTech, Inc., c/o Mark J. Rosenblum, Chief Financial Officer and Secretary, 14221 Dallas Parkway, Suite 1400, Dallas, Texas 75254, or by calling (214) 540-8415. In addition, HemoBioTech will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

WHO SHOULD I CONTACT IF I HAVE ANY QUESTIONS?

      If you have any questions about the Annual Meeting, these proxy materials or your ownership of our common stock, please contact Mark J. Rosenblum, Chief Financial Officer and Secretary, HemoBioTech, Inc., 14221 Dallas Parkway, Suite 1400, Dallas, Texas 75254, Telephone: (214) 540- 8415 or by Fax: (214) 540-
8416.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

      The number of directors constituting HemoBioTech's Board of Directors is fixed from time to time by resolution of the Board of Directors or by our stockholders at an annual meeting of stockholders. The number of directors comprising our full Board of Directors is currently fixed at six. The term of all six of HemoBioTech's incumbent directors expires at the Annual Meeting and each of our incumbent directors are standing for re-election at the Annual Meeting. Each of our incumbent directors was recommended for election to our Board of Directors by our Nominating and Corporate Governance Committee and are recommended for re-election by the Board of Directors. If elected at the Annual Meeting, such nominees will serve as directors of HemoBioTech until the 2007 Annual Meeting of Stockholders and until their successors are elected and qualified, or until their earlier death, resignation or removal.

      Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. If there exists any vacancy on the Board of Directors, only persons elected by a majority of the remaining directors may fill vacancies on the Board. A director elected by the Board to fill a vacancy on the Board shall serve until the next annual meeting of stockholders and until the director's successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

      Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the director nominees set forth below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Nominating and Corporate Governance Committee may propose. Each of the nominees named below have agreed to serve if elected. Proxies cannot be voted for a greater number of persons than the number of nominees named below.

DIRECTOR NOMINEES

      The following is a brief biography of each nominee standing for election to the Board of Directors at the Annual Meeting.

  NAME OF DIRECTOR/NOMINEE                 AGE             DIRECTOR SINCE                 BOARD COMMITTEES
-----------------------------              ---             --------------       ------------------------------------
Arthur P. Bollon, Ph.D.                    63                April 2003                          --

Ghassan Nino, CPA, CMA                     38               October 2003                         --

Robert Comer, CPA, M.B.A.                  73                April 2005               Audit Committee, (Chair)
                                                                                Nominating and Corporate Governance
                                                                                             Committee

Walter Haeussler, J.D.                     69                March 2004            Audit Committee; Compensation
                                                                                Committee; Nominating and Corporate
                                                                                        Governance Committee

Robert Baron                               66               November 2004          Audit Committee, Compensation
                                                                                   Committee (Chair), Nominating

                                                                                      and Corporate Governance
                                                                                         Committee, (Chair)

Lt. General Bernhard                       75               December 2004          Audit Committee; Compensation
Mittemeyer, M.D. (U.S. Army,                                                       Committee; Nominating and Corporate
retired)                                                                           Governance Committee

      ARTHUR P. BOLLON has served on a full-time basis as our Chairman of the Board, President and Chief Executive Officer since April 8, 2003. In 2003, Dr. Bollon co-founded Biogress, LLC, a biotechnology service company, and co-founded Quantum Biotech Inc., a post genomics biotechnology company. In 1991, Dr. Bollon was a founder of Cytoclonal Pharmaceutics, Inc., a publicly traded biopharmaceutical company, and served as Chairman, President and Chief Executive between 1991 and 2002. Cytoclonal Pharmaceutics completed an initial public offering in 1995. In 1987, Dr. Bollon was a founder of Wadley Biosciences Inc./Lymphokine Partners, a partnership between Wadley Cancer Center and Philips Petroleum. Between 1987 and 1990, Dr. Bollon was Chairman and CEO of the Wadley Biosciences Inc. Between 1979 and 1987, Dr. Bollon served as Chairman of the Department of Molecular Genetics and Director of Genetic Engineering at the Wadley Cancer Center. Between 1972 and 1979, Dr. Bollon served as an Assistant Professor at the University of Texas Health Science Center in Dallas. He received his Ph.D. in Molecular Genetics from Rutgers University and was a Post Doctorate Fellow at Yale University.

      GHASSAN NINO has served as our Vice Chairman of the Board since October 6, 2003. Mr. Nino founded our predecessor-in-interest, HemoBioTech, Inc., a Texas corporation, in December 2001. Between October 6, 2003 and July 15, 2004, Mr. Nino served as our Vice Chairman and Acting Chief Financial Officer under the terms of an Employment Agreement with our company, dated October 6, 2003. Mr. Nino resigned as our employee and officer, effective as of July 15, 2004, and continues to serve as our non-executive Vice Chairman of the Board. Between January 2002 and April 2003, Mr. Nino served as Chairman and Interim Chief Executive Officer of HemoBioTech, Inc., a Texas corporation. In April 2003, Mr. Nino co-founded Biogress LLC, a biotech service company, and has served as its managing director since that time. In April 2002, Mr. Nino founded Pave Systems Inc., a technology software company, and has served as its managing director since that time. In August 1998, Mr. Nino founded Ascend Mobility, Inc., a business and technology advisory company, and served as a director of Ascend until March 2004. Mr. Nino is also affiliated with Quantum Biotech Inc., a post genome biotech company, and expects to continue devoting time to these and other ventures during his tenure with us. Between 1997 and 1998, Mr. Nino was a Practice Development Director at Deloitte Touche Tohmatsu. Mr. Nino received his M.B.A. degree from California State, Fullerton.

      ROBERT COMER has served as a director since April 06, 2005, currently serves as Chairman of the Audit Committee and is a member of the Nominating and Corporate Governance Committee. From 1994 to the present, Mr. Comer has been involved in contract consulting and served as our Acting Chief Financial Officer between November 18, 2004 and April 1, 2005. From 1991 to 1994, he served as Chief Financial Officer of Banc One Management and Consulting Corporation. From 1987 to 1991, Mr. Comer was Managing Partner of Robert W. Comer & Associates. From 1985 to 1987, Mr. Comer was a Director of Financial Management Services of InterFirst Corporation. From 1969 to 1981, Mr. Comer was an audit partner with Arthur Andersen & Co. Mr. Comer received his B.S. and M.B.A. degrees from Indiana University.

      WALTER HAEUSSLER, now retired from the private practice of law, has served as a member of our Board of Directors since March 2004 and currently serves on the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Between August 1998 and August 2002, Mr. Haeussler served as the Director of Technology Transfer at Texas Tech. Between August 2002 and March 2004, he served as General Counsel to Advisys Inc., an animal biotech company. Between July 1993 and August 1998, Mr. Haeussler served as the President of the Cornell Research Foundation at Cornell University. Between 1972 and 1983, Mr. Haeussler was the Managing Partner of Jones Tallar & Cooper, an intellectual property law firm. Mr. Haeussler serves as a member of the Board of Directors of Thoriun Power, Inc., an alternate energy source company. Mr. Haeussler received his J.D. degree from Duquesne University.

      ROBERT BARON has served as a member of our Board of Directors since November 11, 2004 and currently serves as the Chairman of the Nominating and Corporate Governance Committee and Chairman of the Compensation Committee. He has been a member of the Board of Directors of Exegenics, Inc., a development stage biotechnology company which has focused in areas unrelated to blood substitutes of hemoglobin technologies, since December 16, 2004. From 1998 to September 2004, he served as President of Cash City Inc., a payday advance and check cashing business. From 1997 to 1999, Mr. Baron served as President of East Coast Operations of CSS/TSC, a subsidiary of Tultex, Inc., a New York Stock Exchange listed company engaged in the manufacturing of activewear products, such as t-shirts. From 1986 to 1997, Mr. Baron served as Chairman of T-Shirt City Inc., a company engaged in the distribution of activewear products. Mr. Baron received his B.S. degree from Ohio State University.

      LT. GENERAL BERNHARD MITTEMEYER, M.D. (U.S. ARMY, RETIRED) has served as a member of our Board of Directors since December 10, 2004, and currently serves on each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Dr. Mittemeyer served as our Advisory Board Chairman from November 5, 2003 to December 9, 2004. Since 1998, Dr. Mittemeyer has served as the head of the Department of Urology at Texas Tech University Health Sciences Center and since 1986, he has served as a Professor of Surgery in the Department of Surgery at Texas Tech University Sciences Health Center. Between October 1981 and February 1985, Dr. Mittemeyer was The Surgeon General of the Department of the Army at the Pentagon, Washington, D.C. Between June 1980 and September 1981, he was Chief Executive Officer Commander of Walter Reed Army Medical Center. Between 1976 and 1977, Dr. Mittemeyer was the Chief of the Surgery Department at the Walter Reed Army Medical Center in Washington, D.C. Between 1974 and 1976, he served as the Chief of Urological Surgery Service and Urological Residency Training Program at the Walter Reed Army Medical Center. He previously served as the Assistant Chief of Urological Surgery Service and Urological Residency Training Program at the Walter Reed Army Medical Center. Dr. Mittemeyer has been a visiting professor at numerous medical schools throughout the United States. His military distinctions include the Meritorious Service Medal, the Distinguished Service Medal, and the Distinguished Flying Cross. He serves as a member of numerous committees and advisory Boards, including the Prostate Cancer Prevention Committee of the American Cancer Society and the Vietnam Center Advisory Board. Dr. Mittemeyer received his M.D. degree from Temple University.

      There are no family relationships among our directors or executive officers. No director has been a general partner or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it. No director has been convicted of a criminal offense or is the subject of a pending criminal proceeding. No director has been the subject of any order, judgment, or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities. No director has been found by a court to have violated a federal or state securities or commodities law.

      Under the terms of the Company's Sponsored Research Agreement, dated July 18, 2002, with Texas Tech University, pursuant to which Texas Tech agreed to assist the Company in continuing to develop the Company's HemoTechTM product as a potential viable human blood substitute, Texas Tech has the right to designate to our Nominating and Corporate and Governance Committee one person for consideration by the committee for nomination as a director of our Board. Bernhard Mittemeyer is Texas Tech's Board designee. Texas Tech's right to designate a Board nominee candidate will terminate on October 13, 2006.

      Under the terms of our October 2004 private placement, Meyers Associates, L.P. has the right to designate to our Nominating and Corporate and Governance Committee one person for consideration by the committee for nomination as a director of our Board or alternatively, at its option, to designate one person to attend all meetings of the Board. Robert Baron is Meyers Associates', L.P. Board designee. Meyers Associates', L.P. right to designate a Board nominee candidate will terminate when Meyers Associates, L.P. no longer owns at least 10% of our outstanding capital stock.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH OF THE ABOVE NOMINEES FOR DIRECTOR.

                             ADDITIONAL INFORMATION
                          ABOUT THE BOARD OF DIRECTORS

BOARD AND COMMITTEE MEETINGS; ATTENDANCE

      The Company encourages, but does not require its directors to attend annual meetings of stockholders. The Company became a reporting company under the Exchange Act in May 2005 and did not convene an annual meeting of stockholders in 2005. For 2005, the average aggregate Board and committee meeting attendance for five of our six directors was approximately 88%, with each director attending at least 75% of the aggregate of all meetings of the Board and any committees on which he served, except that one director's aggregate attendance was 62.5%. In 2005, the Board of Directors held 5 meetings on April 6, 2005, July 13, 2005, August 15, 2005, September 12, 2005 and
November 18, 2005; the Audit Committee held 3 meetings (including telephonic meetings) on June 23, 2005, August 10, 2005 and November 11, 2005 and the Compensation Committee held 2 meetings (including telephonic meetings) on April 6, 2005 and November 17, 2005. Our Nominating and Corporate Governance Committee was formed on May 3, 2006 and, prior to that time, its functions were performed by the independent members of our Board.

BOARD COMMITTEES

      The Company has a standing Audit Committee, which was formed in April, 2005, a standing Compensation Committee, which was formed in April, 2005, and a standing Nominating and Corporate Governance Committee, which was formed in May 2006.

      During 2005, the Audit Committee consisted of Robert Comer (Chairman), Bernhard Mittemeyer, Robert Baron and Walter Haeussler. Effective May 3, 2006, the Audit Committee consists of Bernhard Mittemeyer, Robert Comer (Chairman), Robert Baron and Walter Haeussler. The Audit Committee has adopted a formal written charter, which is available on the Company's website at WWW.HEMOBIOTECHINC.COM and a copy of which is attached to this Proxy Statement as ANNEX A. Each of Messrs. Comer, Mittemeyer and Haeussler is "independent" under Rule 10A-3(b)(1)(ii) under the Exchange Act, and Messrs. Mittemeyer and Haeussler are "independent" under Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. ("NASD"). In addition, the Board of Directors has determined that Mr. Comer qualifies as an "audit committee financial expert" within the meaning of the SEC rules.

      Rule 4200(a)(15)(A) of the NASD provides that a director shall not be considered independent under such rule if he was employed by the Company at any time during the past three years. In determining that Mr. Comer is not independent under such rule, the Board considered the fact that on November 18, 2004, the Company entered into a consulting agreement with Mr. Comer, under which Mr. Comer agreed to provide financial consulting services to the Company at the rate of $90 per hour. On December 13, 2004, the Company entered into an amended agreement with Mr. Comer, under which Mr. Comer agreed to serve as the Company's Acting Chief Financial Officer at a rate of $60 per hour. Effective January 1, 2005, the Company entered into an employment agreement with Mr. Comer, under which Mr. Comer agreed to become an employee of the Company and to continue to serve as the Company's full-time Acting Chief Financial Officer at a rate of $60 per hour. Effective April 1, 2005, the date on which Mark J. Rosenblum joined the Company as Chief Financial Officer, Mr. Comer's employment with as the Company's Acting Chief Financial Officer was mutually terminated. On April 6, 2005, Mr. Comer joined the Board of Directors and became the Chairman of the Audit Committee. Accordingly, due to Mr. Comer's prior employment by the Company during the past three years, he is not considered independent under applicable NASD rules.

      Mr. Comer presently does not receive, directly or indirectly, any consulting, advisory or other compensatory fees from the Company, other than regular benefits that all other non-management directors of the Company receive, and he is not an affiliate of the Company. Accordingly, Mr. Comer is considered independent under Rule 10A-3(b)(1)(ii) under the Exchange Act. The Board of Directors determined that Mr. Comer's membership on the Audit Committee is in the best interests of the Company and its stockholders because the Board believes that the Audit Committee should have at least one audit committee financial expert (within the meaning of the SEC rules) as a member, and Mr. Comer is presently the only member of the Board of Directors with prior education and experience as a public accountant, auditor and principal financial officer sufficient to qualify him as such.

      During 2005, the Compensation Committee consisted of Bernhard Mittemeyer (Chairman) and Robert Baron. Effective May 3, 2006, the Compensation Committee consists of Bernhard Mittemeyer, Robert Baron (Chairman) and Walter Haeussler. The Compensation Committee has adopted a formal written charter, a copy of which is available on the Company's website at WWW.HEMOBIOTECHiNC.COM. Each of Messrs. Mittemeyer and Haeussler is independent under Rule 4200(a)(15) of the NASD.

      Effective May 3, 2006, the Nominating and Corporate Governance Committee was formed and consists of Bernhard Mittemeyer, Robert Baron (Chairman), Robert Comer and Walter Haeussler. The Nominating and Corporate Governance Committee has adopted a formal written charter, a copy of which is available on the Company's website at WWW.HEMOBIOTECHINC.COM. Each of Messrs. Mittemeyer and Haeussler is independent under Rule 4200(a)(15) of the NASD.

      Effective May 3, 2006, the membership of and information about each of our Board committees is shown below.

COMMITTEE/CURRENT MEMBERS

AUDIT COMMITTEE
CURRENT MEMBERS
Mr. Comer (Chairman)
Dr. Mittemeyer
Mr. Haeussler
Mr. Baron

                               COMMITTEE FUNCTIONS

o     Oversees financial and operational matters involving accounting, corporate
      finance,   internal  and  independent  auditing,   internal  control  over
      financial reporting, compliance, and business ethics.

o Oversees other financial audit and compliance functions as assigned by the Board.

o     Reviews areas of potential significant financial risk to the Company.

o Has the sole authority to select, evaluate, replace and oversee the Company's independent registered public accounting firm.

o Has the sole authority to approve non audit services to be performed by the independent registered public accounting firm.

o Monitors the independence and performance of the independent registered public accounting firm.

o Provides an avenue of communications among the independent registered public accounting firm, management and the Board of Directors.

o     Determines whether "related party transactions" are permissible.

COMPENSATION COMMITTEE
CURRENT MEMBERS:
Dr. Mittemeyer (Chairman)
Mr. Baron
Mr. Haeussler

                               COMMITTEE FUNCTIONS

o Reviews the performance of Company officers and establishes overall executive compensation policies and programs.

o Reviews and approves compensation elements such as base salary, bonus awards, stock option grants and other forms of long-term incentives for Company officers (no member of the committee may be a member of management or eligible for compensation other than as a director).

o     Reviews succession plans for Company officers.

o     Reviews Board compensation and stock ownership matters.

NOMINATING AND CORPORATE
GOVERNANCE COMMITTEE
CURRENT MEMBERS:
Mr. Baron (Chairman)
Dr. Mittemeyer
Mr. Comer
Mr. Haeussler

                               COMMITTEE FUNCTIONS

o Develops criteria to determine the qualifications and appropriate tenure of directors.

o Reviews such qualifications and makes recommendations to the Board regarding the nomination of current directors for re-election to the Board as well as new nominees to fill vacancies on the Board.

o Considers stockholder recommendations for Board nominees, as described below.

o Recommends to the Board the chairmanship and membership of each Board committee.

o Considers applicable social and ethical issues and other matters of significance in areas related to corporate public affairs.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE MATTERS

      The Nominating and Corporate Governance Committee expects, as minimum qualifications, that nominees to the Board (including incumbent directors) will enhance the Board's management, finance and/or scientific expertise, will not have a conflict of interest and will have a high ethical standard and, with respect to new members of the Board, a willingness to serve at least an initial three year term for the committee to recommend them to the Board of Directors. A director nominee's knowledge and/or experience in areas such as, but not limited to, the medical, pharmaceutical, biotechnology, biopharmaceutical or life sciences industry, equity and debt capital markets and financial accounting are likely to be considered both in relation to the individual's qualification to serve on our Board of Directors and the needs of the Board as a whole. Other characteristics, including but not limited to, the director nominee's material relationships with the Company, time availability, service on other boards of directors and their committees, or any other characteristics which may prove relevant at any given time as determined by the Nominating and Corporate Governance Committee shall be reviewed for purposes of determining a director nominee's qualification.

      Candidates for director nominees are evaluated by the Nominating and Corporate Governance Committee in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of the Company's stockholders. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee would be considered "independent" under Rule 4200(a)(15) of the NASD, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates' qualifications and then selects a nominee for recommendation to the Board by [majority] [unanimous] vote. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. To date, the Nominating and Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

      The Nominating and Corporate Governance Committee has evaluated and recommended each of the directors currently standing for re-election at the Annual Meeting.

      The Board of Directors does not impose term limits or a mandatory retirement age for directors. While it is believed that a director's knowledge and/or experience can continue to provide benefit to the Board of Directors following a director's retirement from his or her primary work affiliation, it is recognized that a director's knowledge of and involvement in ever changing business environments can weaken, and therefore his or her ability to continue to be an active contributor to the Board of Directors shall be reviewed. Upon a director's change in employment status, he or she is required to notify the Chairman of the Board of Directors and the Chair of the Nominating and Corporate Governance Committee of such change and to offer his or her resignation for review.

STOCKHOLDER NOMINATION POLICY

      It is our policy to review and consider all candidates for nomination and election as directors who may be suggested by any director or executive officer of the Company. Our policy is also to refer to the Nominating and Corporate Governance Committee for consideration any director candidate recommended by any stockholder if made in accordance with the Company's charter, bylaws and applicable law. To be considered, a recommendation for director nomination should be submitted in writing to: HemoBioTech, Inc., Nominating and Corporate Governance Committee, Attention: Chief Financial Officer, 14221 Dallas Parkway, Suite 1400, Dallas, Texas 75254.

CODE OF BUSINESS CONDUCT AND ETHICS AND GUIDELINES ON GOVERNANCE ISSUES

      Our Board has adopted a Code of Business Conduct and Ethics applicable to all officers, directors and employees, a copy of which is available on the Company's website at WWW.HEMOBIOTECHINC.COM. The Company will provide a copy of this code to any person, without charge, upon request, by writing to the Company at HemoBioTech, Inc., Attention: Chief Financial Officer, 14221 Dallas Parkway, Suite 1400, Dallas, Texas 75254. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics by posting such information on our website at the address specified above.

COMMUNICATIONS WITH THE BOARD

      Stockholders may communicate in writing with our Board of Directors, any of its committees, or with any of its non-management directors by sending written communications addressed to: HemoBioTech, Inc., Attention: Chief Financial Officer, 14221 Dallas Parkway, Suite 1400, Dallas, Texas 75254. Our Chief Financial Officer will review each communication and will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication is unduly hostile, threatening or similarly inappropriate, in which case, the Chief Financial Officer shall discard the communication.

POLICIES ON REPORTING CERTAIN CONCERNS REGARDING ACCOUNTING AND OTHER MATTERS

      We have adopted policies on the reporting of concerns regarding accounting, internal accounting controls or auditing matters to the Audit Committee. Any person who has a concern regarding accounting, internal accounting controls and auditing controls and auditing matters may submit that concern to: HemoBioTech, Inc., Attention: Chief Financial Officer, 14221 Dallas Parkway, Suite 1400, Dallas, Texas 75254. Employees may communicate all concerns regarding accounting, internal accounting controls and auditing matters to the Audit Committee on a confidential and anonymous basis through the Company's compliance officer:

complianceofficer@hemobiotechinc.com. This e-mail address is checked routinely and any information is recorded and reported to the Audit Committee Chairman.

BOARD COMPENSATION AND BENEFITS

      RETAINER, FEES AND EXPENSES. Non-employee directors currently receive retainers in quarterly increments based on an annualized rate of $15,000 a year. On November 17, 2005, the Compensation Committee voted to amend the compensation amounts awarded to directors to include increasing the quarterly fee for the directors from $2,500 to $3,750, and that the fee be increased further to $5,000 after the next round of financing resulting in proceeds to the Company of at least $10 million.

      Further, we will reimburse our directors for reasonable accommodations, coach travel and other miscellaneous and customary expenses relating to such director's attendance of Board meetings, payable promptly on submission of actual receipts for such expenses.

      No directors currently receive consulting fees from the Company. Directors who are also employees of the Company (currently Dr. Bollon) receive no additional compensation for service on the Board.

      STOCK OPTIONS. On joining the Board, each non-employee director receives an option to purchase 15,000 shares of common stock, which will vest immediately, and will become eligible to receive, at the end of each calendar quarter, an additional option to purchase 2,500 shares of common stock, all of which will vest immediately. The exercise price of these options will be the fair market value of our common stock as of the last Friday of each quarter. During the last fiscal year, our non-employee directors, received option grants to purchase 62,500 shares of common stock at a range of exercise prices between $.85 and $2.42 per share. For more information about option grants to our non-employee directors under our Amended and Restated 2003 Stock Option/Stock Issuance Plan, please see Proposal 2 below.

      Furthermore, upon the approval of the Amended and Restated 2003 Stock Option/Stock Issuance Plan, the quarterly allocation of options for each directors would increase from 2,500 options per quarter to 5,000 options per quarter. The Compensation Committee will review the director compensation plan annually, and adjust it according to then current market conditions and good business practices.

                            AUDIT COMMITTEE REPORT(1)

      The Audit Committee of the Board of Directors operates under a written charter approved by the Board, which is available on the Company's website (WWW.HEMOBIOTECHINC.COM) and a copy of which is attached to this Proxy Statement as ANNEX A. The Audit Committee's charter specifies that the purpose of the Audit Committee is to assist the Board in its oversight of:

--------
(1) This Section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

      o     the integrity of the Company's financial statements;

      o     the adequacy of the Company's system of internal controls;

      o the Company's compliance with legal and regulatory requirements, in conjunction with the Nominating and Corporate Governance Committee;

      o the qualifications and independence of the Company's independent registered public accounting firm; and

      o the performance of the Company's independent registered public accounting firm and of the Company's internal audit function.

In carrying out these responsibilities, the Audit Committee, among other things:

      o monitors preparation of quarterly and annual financial reports by the Company's management;

      o supervises the relationship between the Company and its independent registered public accountants, including:

      o having direct responsibility for their appointment, compensation and retention;

      o     reviewing the scope of their audit services;

      o     approving audit and non-audit services; and

      o confirming the independence of the independent registered public accountants; and

      o oversees management's implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company's policies relating to legal and regulatory compliance, ethics and conflicts of interests and review of the Company's internal auditing program.

      Management is responsible for the preparation, presentation and integrity of the Company's financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-l5(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon, as well as expressing an opinion on management's assessment of the effectiveness of internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes.

      In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the financial statements, including a discussion of the quality and acceptability of the Company's financial reporting and controls. The Audit Committee also discussed with the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committee). The Audit Committee also received written disclosures from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm's independence.

      Based upon the Audit Committee's discussions with management and the independent registered public accounting firm, and the Audit Committee's review of the representations of management and the independent registered public accounting firm, subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

                                                THE AUDIT COMMITTEE

                                                Robert Comer, Chair
                                                Bernhard Mittemeyer
                                                Robert Baron
                                                Walter Haeussler

                    PROPOSAL NO. 2 - APPROVAL OF THE AMENDED
               AND RESTATED 2003 STOCK OPTION/STOCK ISSUANCE PLAN

      The Company is requesting that stockholders vote in favor of adopting the Amended and Restated HemoBioTech, Inc. 2003 Stock Option/Stock Issuance Plan (the "Amended 2003 Plan"), which was unanimously adopted by the Compensation Committee and the entire Board on November 17, 2005, subject to stockholder approval. The Amended 2003 Plan was adopted as a complete amendment and restatement of the current HemoBioTech, Inc. 2003 Stock Option/Stock Issuance Plan (the "Current 2003 Plan"). The Current 2003 Plan was adopted by the Board during 2003 and was subsequently approved by the stockholders of HemoBioTech.

      The key terms of the Amended 2003 Plan are substantially similar to those of the Current 2003 Plan, except as follows:

      o The number of shares of our common stock initially reserved for issuance under the Amended 2003 Plan is 3,129,168 shares. This represents an increase of 1,500,000 shares of common stock from the 1,629,168 shares of common stock available under the Current 2003 Plan.

      o The Amended 2003 Plan provides that stock option awards and stock issuances can be made to employees or directors. The Current 2003 Plan provides that stock option awards can be granted to employees or directors, but stock issuances can only be provided to employees.

      o With respect to the exercise of a stock option award, the Amended 2003 Plan provides that an optionee can pay his or her exercise price by using shares of common stock that were to be received by the optionee in connection with the exercise. Under the Current 2003 Plan, optionees are only permitted to pay the exercise price with shares of common stock if the optionee has held those shares for at least six months.

      o Under the Amended 2003 Plan, provisions have been added to address rules regarding deferred compensation and performance based compensation under the Internal Revenue Code of 1986, as amended (the "Code"). Under the Amended 2003 Plan, awards granted to persons whom the Compensation Committee expects will, for the year in which a deduction arises, be "covered employees" (as defined below), will, if and to the extent intended by the Compensation Committee, be subject to provisions that should qualify such awards as "performance-based compensation" not subject to the limitation on tax deductibility by the Company under Section 162(m) of the Code. For purposes of Section 162(m), the term "covered employee" means the Company's chief executive officer and each other person whose compensation is required to be disclosed in the Company's filings with the SEC by reason of that person being among the four highest compensated officers of the Company as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Code is to be exercised by the Compensation Committee and not the Board.

      During the year ended December 31, 2005, options (net of canceled or expired options) covering an aggregate of 416,528 shares of common stock were granted and no stock issuances were awarded under the Current 2003 Plan to the Company's eligible employees and directors. At April 1, 2006, stock options (net of cancelled or expired options) covering an aggregate of 1,573,415 shares of common stock had been granted and no shares had been awarded under the Current 2003 Plan and 55,753 shares of common stock (plus any shares that might in the future be returned to the Current 2003 Plan as a result of the cancellation or expiration of one or more stock options or stock issuances) remained available for future grants under the Current 2003 Plan.

      Stockholders are requested in this Proposal No. 2 to approve the Amended 2003 Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the Amended 2003 Plan. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. The effectiveness of the Amended 2003 Plan is dependent upon approval by the stockholders at the Annual Meeting. Options and stock issuances granted under the Current 2003 Plan and granted prior to the approval of the Amended 2003 Plan by the stockholders at the Annual Meeting will continue to be subject to the terms and conditions as set forth in the agreements evidencing such options and the terms of the Current 2003 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 2.

      The following is a summary of the essential features of the Amended 2003 Plan. This summary, however, does not purport to be a complete description of the Amended 2003 Plan and is qualified in its entirety by reference to the full text of the Amended 2003 Plan. A copy of the Amended 2003 Plan has been filed with the Securities and Exchange Commission with this proxy statement (see ANNEX B attached to this proxy statement), and any stockholder who wishes to obtain a copy of the Amended 2003 Plan may do so by written request to the Corporate Secretary at HemoBioTech, Inc., 14221 Dallas Parkway, Suite 1400, Dallas, Texas 75254.

GENERAL

      The Amended 2003 Plan provides for the following awards: (i) the grant of non-statutory and incentive stock options to purchase shares of common stock, and (ii) grants of stock under the Stock Issuance Program (as set forth in the Amended 2003 Plan), to our employees and Directors.

PURPOSE

      The Board adopted the Amended 2003 Plan to promote share ownership by eligible employees and other participants, by providing them with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company, thereby reinforcing a mutuality of interests with other stockholders, and as an incentive for attracting, retaining and motivating eligible employees and other participants to achieve superior performance by permitting them to share in the Company's growth.

SHARE RESERVE

      The aggregate number of shares of our common stock that may be issued pursuant to awards under the Amended 2003 Plan is 3,129,168 shares. If any award expires or terminates for any reason, in whole or in part, without having been exercised in full, the shares of common stock not acquired under such award will become available for future issuance under the Amended 2003 Plan. Under the Current 2003 Plan, an aggregate of 1,629,168 shares of our common stock were initially authorized for issuance.

ADMINISTRATION

      The Board will administer the Amended 2003 Plan. The Board may delegate administration of the Amended 2003 Plan to the Compensation Committee. The Compensation Committee determines the provisions of each option and stock issuance to the extent not specified in the Amended 2003 Plan.

STOCK OPTIONS

      The Compensation Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The exercise price per share subject to an option and the grant price of a stock appreciation right are determined by the Compensation Committee, but must not be less than the fair market value of a share of Common Stock on the date of grant. For purposes of the Amended 2003 Plan, the term "fair market value" means the fair market value of common stock, awards or other property as determined by the Compensation Committee or under procedures established by the Compensation Committee. Unless otherwise determined by the Compensation Committee, the fair market value of common stock as of any given date shall be the closing sales price per share of common stock as reported on the principal stock exchange or market on which common stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Compensation Committee, except that no option may have a term exceeding ten years. The Compensation Committee, thus, may permit the exercise price of options awarded under the Plan to be paid in cash, shares, other awards or other property (including loans to participants) or by using common shares that were to be received by the optionee in connection with the exercise.
Options may be exercised by payment of the exercise price in cash, shares of common stock or by using common shares that were to be received by the optionee in connection with the exercise, outstanding awards or other property having a fair market value equal to the exercise price, as the Compensation Committee may determine from time to time. Options granted under the Amended 2003 Plan are generally not transferable except by will and the laws of descent and distribution.

STOCK ISSUANCES

      The Compensation Committee has the discretion to issue shares of common stock of the Company as compensation for services rendered to the Company and its related entities.

Common shares awarded under the Stock Issuance Program (as set forth in the Amended 2003 Plan) may be made with or without additional consideration in respect thereof. Stock received pursuant to the Amended 2003 Plan shall be subject to such risks of forfeiture and other restrictions as the Compensation Committee may impose. The Compensation Committee may subject the shares to any vesting restrictions that it deems appropriate. These restrictions may relate to length of service or performance milestones, or a combination of both. Common shares awarded under the Stock Issuance Program may be made with or without additional consideration in respect thereof. Prior to settlement, an award of common shares carries voting and/or dividend rights and other rights associated with share ownership. Unvested shares awarded under the Amended 2003 Plan are generally not transferable except by will and the laws of descent and distribution.

CHANGES TO CAPITAL STRUCTURE

      In the event that there is a specified type of change in our capital structure, such as a stock split, appropriate adjustments will be made to (i) the number of shares covered by options and the number of common shares issued under the Stock Issuance Program, (ii) the exercise price of outstanding options, and (iii) the kind of shares covered by options.

CHANGES IN CONTROL

      In the event of certain corporate transactions, as defined in the Amended 2003 Plan, all outstanding awards under the Amended 2003 Plan may be assumed or substituted for by any surviving or acquiring entity. If the surviving or acquiring entity elects not to assume or substitute for such awards, then (i) with respect to any such awards that are held by participants then performing services for the Company or its affiliates, the vesting and exercisability of such awards will be accelerated in full and such awards will be terminated if not exercised prior to the effective date of the corporate transaction, and (ii) all other outstanding awards will terminate if not exercised prior to the effective date of the corporate transaction.

DURATION, AMENDMENT AND TERMINATION

      The Board may suspend or terminate the Amended 2003 Plan at any time; PROVIDED, HOWEVER, that such suspension or termination may not impair the rights and obligations under any awards granted prior to such suspension or termination without the written consent of the participant. In addition, no amendment of the Amended 2003 Plan will be effective unless approved by our stockholders to the extent such approval is necessary to satisfy applicable law. The Board, in its sole discretion, may submit any other amendments to the Amended 2003 Plan for stockholder approval.

SECTION 162 LIMITATIONS

      Section 162(m) of the Code generally disallows a public company's tax deduction for compensation to covered employees in excess of $1.0 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as "performance-based compensation" is excluded from the $1.0 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that awards granted to employees under the Amended 2003 Plan whom the Compensation Committee expects to be covered employees at the time a deduction arises in connection with such award, may, if and to the extent that the Compensation Committee determines to do so, be granted in a manner that will qualify as such "performance-based compensation," so that such awards would not be subject to the Section 162(m) deductibility cap of $1.0 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect our ability to ensure that awards under the Amended 2003 Plan will qualify as "performance-based compensation" that are fully deductible by us under Section 162(m) of the Code.

FEDERAL INCOME TAX INFORMATION

      The following is a summary of the principal United States federal income taxation consequences to participants and the Company with respect to participation in the Amended 2003 Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

      NONSTATUTORY STOCK OPTIONS. No taxable income is recognized by a participant upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

      However, if the shares acquired upon exercise of the nonstatutory stock option are unvested and subject to repurchase by the Company in the event of the participant's termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of exercise, but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses, over (ii) the exercise price paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date, over (ii) the exercise price paid for such shares. If the
Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses.

      Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

      INCENTIVE STOCK OPTIONS. The Amended 2003 Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in Section 422 of the Code, which we refer to as ISOs. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

      If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

      An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents "pyramiding" or the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

      For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

      The Company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, the Company is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

      STOCK ISSUANCE AWARDS. Generally, the recipient of a stock issuance award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the

Amended 2003 Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

      The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the Amended 2003 Plan the difference between the sale price and the recipient's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

IMPORTANCE OF CONSULTING TAX ADVISER

      The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides certain information with respect to all of the Company's equity compensation plans in effect as of March 30, 2006:

                                                                                          NUMBER OF SECURITIES
                                                NUMBER OF                               REMAINING AVAILABLE FOR
                                            SECURITIES TO BE      WEIGHTED-AVERAG         FUTURE ISSUANCE UNDER
                                               ISSUED UPON       EXERCISE PRICE OF     EQUITY COMPENSATION PLANS
                                               EXERCISE OF      OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
                                                 OPTIONS                                REFLECTED IN COLUMN (A))
                                                   (A)                  (B)                       (C)
                                            ----------------    --------------------   -------------------------
PLAN CATEGORY
Equity compensation plans approved by
security holders                                1,573,415            $     .34                   55,753 (1)
Equity compensation plans not approved
by security holders                                    --                   --                       --
                                            ----------------    --------------------   -------------------------
Total                                           1,573,415            $     .34                   55,753 (1)

(1) During 2003, the Company adopted the Current 2003 Plan. A maximum of 1,629,168 shares of common stock were available to be granted under the Current 2003 Plan, which plan will expire on October 30, 2013. As of March 30, 2006, 1,573,415 shares of our common stock are issuable upon exercise of options that have been granted under the Current 2003 Plan. As of April 20, 2006, no shares of common stock have been issued under the Current 2003 Plan or upon exercise of options granted under the Current 2003

      Plan. On November 17, 2005, the Compensation Committee and the entire Board approved the increase in the number of shares available for issuance under the Amended 2003 Plan to a total of 3,129,168.

                                 PROPOSAL NO. 3
              RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
                             PUBLIC ACCOUNTING FIRM

      The Audit Committee has selected Eisner LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2006, and the Board of Directors has further directed that management should submit the appointment of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Eisner LLP has audited the Company's financial statements since October 2004. A representative of Eisner LLP is expected to be present at the Annual Meeting to make a statement if he or she so desires and to answer any appropriate questions.

      Stockholder ratification of the appointment of Eisner LLP as the Company's independent registered public accounting firm is not required by the Company's bylaws or other governing documents. However, the Board is submitting the appointment of Eisner LLP to the stockholders for ratification as a matter of good corporate governance. Even if the stockholders do ratify the appointment, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interest of the Company and our stockholders.

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of Eisner LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

ON BEHALF OF THE AUDIT COMMITTEE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 3.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S FEES

      The following table shows the fees paid or accrued by the Company for audit and other services provided by Eisner LLP, the Company's independent registered public accounting firm, for the years ended December 31, 2005 and 2004.

YEAR       AUDIT FEES (1)      AUDIT-RELATED FEES(2)         TAX FEES         ALL OTHER FEES       TOTAL FEES
----       --------------      ---------------------         --------         --------------       ----------
2005           $60,000                $25,000                   $0                  --               $85,000
2004           $25,000                $20,000                   $0                  --               $45,000

(1) "Audit Fees" consist of fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements.

(2) Audit services provided in connection with other statutory or regulatory filings.

PRE-APPROVAL POLICIES AND PROCEDURES

      Applicable SEC rules require the Audit Committee to pre-approve audit and non-audit services provided by our independent registered public accounting firm. On November 18, 2005, our Audit Committee began pre-approving all services by Eisner LLP and has pre-approved all new services since that time.

      The Audit Committee pre-approves all audit and non-audit services to be performed for the Company by its independent registered public accounting firm. The Audit Committee does not delegate the Audit Committee's responsibilities under the Exchange Act to the Company's management. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to grant pre-approvals of audit services of up to $25,000; provided that any such pre-approvals are required to be presented to the full Audit Committee for ratification at its next scheduled meeting. The Audit Committee has determined that the rendering of the services other than audit services by Eisner LLP is compatible with maintaining Eisner's independence.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information as of April 25, 2006 (except as noted) regarding the beneficial ownership of our common stock by:

o each person, or group of affiliated persons, who is known by us to own beneficially 5% or more of our common stock;

o     each of our directors and nominees for director;

o     each of our Named Executive Officers; and

o     all our directors and executive officers as a group.

      The number of shares owned and percentage ownership in the following table is based on 14,014,692 shares of common stock outstanding on April 25, 2006. Except as otherwise indicated below, the address of each officer, director and 5% stockholder listed below is c/o HemoBioTech, Inc., 14221 Dallas Parkway, Suite 1400, Dallas, Texas 75254.

      We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable within 60 days of April 20, 2006. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, we believe that the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                                           BENEFICIAL OWNERSHIP
                                                                 ---------------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                             NUMBER OF SHARES       PERCENT OF TOTAL
------------------------------------                             ----------------       ----------------
5% STOCKHOLDERS:

Nino Partners, LLC                                                2,851,047 (1)               20.3%
15889 Preston Road, Ste. 2006
Dallas, Texas 75248

Russell Cleveland                                                 2,274,808 (2)               16.2%
c/o Renn Capital Group, Inc.
8080 N. Central Expressway, Suite 210, LB-59
Dallas, Texas 75206

Renn Capital Group, Inc.                                          2,274,808 (2)               16.2%
8080 N. Central Expressway, Suite 210, LB-59
Dallas, Texas 75206

Renaissance US Growth Investment Trust PLC                        1,137,404 (2)                8.1%
c/o Renn Capital Group, Inc.
8080 N. Central Expressway, Suite 210, LB-59
Dallas, Texas 75206

BFS US Special Opportunities Trust PLC                            1,137,404 (2)                8.1%
c/o Renn Capital Group, Inc.
8080 N. Central Expressway, Suite 210, LB-59
Dallas, Texas 75206

Renaissance Capital Growth & Income Fund III, Inc.                1,137,405 (3)                8.1%
8080 N. Central Expressway, Suite 210, LB-59
Dallas, Texas 75206

Texas Tech University System                                        814,585 (4)                5.8%
3601 4th Street, BA 112
Lubbock, Texas  79430-6206

Meyers Associates, L.P.                                           2,932,528 (5)               20.9%
45 Broadway, 2nd Floor
New York, New  York 10006

Bruce Meyers                                                      2,491,348 (6)               17.8%
45 Broadway, 2nd FLoor
New York, New  York 10006

MANAGEMENT:

Arthur P. Bollon, Ph.D.                                           1,755,859 (7)               12.1%
Ghassan Nino, CPA, CMA                                            4,169,383 (8)               30.0%
Mark J. Rosenblum, CPA                                               37,417 (9)                  *
Mario Feola, M.D.                                                   220,609 (10)               1.6%
Walter Haeussler, J.D.                                               33,108 (11)                 *
Robert Baron                                                         79,254 (12)                 *
Bernhard Mittemeyer, M.D.                                            50,257 (13)                 *
Robert Comer, CPA, MBA                                               25,000 (14)                 *
Jan Simoni, Ph.D., DVM                                              135,764 (15)               1.0%
All Directors, Nominees and Executive Officers as a group         6,289,428 (16)              41.6%
(9 persons)

----------

*     Represents less than 1% of the outstanding shares of our common stock.

(1) The indicated ownership is based solely on a Schedule 13G filed with the SEC by the beneficial owners on February 15, 2006. The Schedule 13G was filed on behalf of Ghassan Nino, the Vice Chairman of our Board of Directors, Nino Partners, LLC, a Texas limited liability company ("Nino Partners"). Mr. Nino is the Managing Member of Nino Partners and, as such, has sole voting and dispositive power with respect to the 2,851,047 shares of common stock owned of record by Nino Partners.

(2) The indicated ownership is based solely on a Schedule 13G filed with the SEC by the beneficial owners on February 14, 2006. The Schedule 13G was filed on behalf of BFS US Special Opportunities Trust PLC ("BFS"), Renaissance US Growth Investment Trust PLC ("R US"), RENN Capital Group, Inc. ("Renn") and Russell Cleveland. Renn is the investment adviser to BFS and the investment manager to R US. Mr. Cleveland is the President and Chief Executive Officer of Renn. As of February 14, 2006, each of BFS and

      R US was the owner of record and beneficial owner of 1,137,404 shares of common stock. Each of BFS and R US share voting and dispositive power over their respective shares with Renn. Mr. Cleveland may be deemed to be the beneficial owner of the shares of common stock beneficially owned by Renn.

(3) The indicated ownership is based solely on a Schedule 13G filed with the SEC by Renaissance Capital Growth & Income Fund III, Inc. ("R Growth") on February 13, 2006. R Growth has sole voting and dispositive power over 1,137,405 shares of common stock.

(4) Under the terms of the license agreement with Texas Tech, in lieu of receiving royalty payments under the license agreement, we agreed to issue to Texas Tech a payment equal to 5% of our then-authorized capital stock, subject to anti-dilution protection until such time as our had expended $15.0 million in capital on researching, developing, testing and commercializing HemoTech. On May 2004, TTU agreed to waive its anti-dilution protection in exchange of 135,765 shares of common stock. The Chancellor of Texas Tech, has sole voting and dispositive power with respect the shares of our common stock owned by Texas Tech.

(5) The number of shares of common stock that Meyers Associates, L.P. could be deemed to beneficially own includes: (a) 537,500 shares of our common stock, issued to Meyers Associates, L.P. in connection with our October 2004 private placement; (b) a warrant to purchase 787,960 shares of our common stock at an exercise price of $0.90 per share ; (c) a warrant to purchase 690,888 shares of our common stock issued to Bruce Meyers, Meyers Associates', L.P. President , at an exercise price of $0.90 per share which were issued to Mr. Meyers on the consummation of our October 2004 private placement; (d) 475,000 shares of common stock issued to Mr. Bruce Meyers, President of Meyers Associates, L.P., as a part of our October, 2004 private placement; (e) a warrant to purchase 441,180 warrants to Imtiaz Khan, Meyers Associates', L.P. Vice President at an exercise price of $.90 per share.

(6) The number of shares of common stock that Bruce Meyers, President of Meyers Associates, L.P., could be deemed to beneficially own includes: (a) 475,000 shares of common stock allocated to Mr. Meyers by Meyers Associates. L. P. out of the 1,500,000 shares of common stock that were issued to Meyers Associates, L.P. in connection with our October 2004 private placement ; (b) 532,500 shares of our common stock, issued to Meyers Associates, L.P. in connection with our October , 2004 private placement; (c) a warrant to purchase an aggregate of 690,888 shares of our common stock at an exercise price of $.90 per share, allocated to Mr. Meyers by Meyers Associates, L.P. out of the 2,383,372 warrants that we issued to Meyers Associates, L.P. in connection with our October 2004 private placement; and (d) warrants to purchase 787,960 shares of our common stock at an exercise price of $.90 per share issued to Meyers Associates, L.P. in connection with our October, 2004 private placement. As President of Meyers Associates, L.P., Mr. Meyers has voting and dispositive power with respect to the shares of our common stock owned by Meyers Associates, L.P. and issuable on exercise by Meyers Associates, L.P. of the foregoing warrants.

(7) Dr. Bollon is the Chairman of the Board, President and Chief Executive Officer. The number of shares of common stock that Dr. Bollon may be deemed to beneficially own includes: (a) 860,502 shares of common stock owned of record by Dr. Bollon; (b) 217,223 shares of common stock owned of record by Biogress LLC ("Biogress"), of which Dr. Bollon is a principal member and founding partner and has 50% voting and dispositive power; (c) options to purchase 561,134 shares of common stock granted on October 31, 2003, directly beneficially owned by Dr. Bollon at $0.20 per share, which vest within 60 days from April 20, 2006; and (d) an aggregate of 117,000 shares of our common stock owned of record by various relatives of Dr. Bollon. The number of shares of common stock that Dr. Bollon could be deemed to beneficially own does not include options to purchase an additional 90,534 shares of our common stock at an exercise price of $.20 per share, which will vest after June 30, 2006 in monthly increments of 9,050 options on the completion of each month of service by Dr. Bollon. Dr. Bollon's options will expire on October 31, 2008. Dr. Bollon disclaims beneficial ownership of all shares owned of record by each of his relatives listed above, and such shares will be subject to the same rights and restrictions as those shares of common stock beneficially owned by Dr. Bollon.

(8) Ghassan Nino is the founder and Vice-Chairman of the Board. The number of shares of common stock that Mr. Nino may be deemed to beneficially owned includes: (a) 217,223 shares of common stock owned of record by Biogress, of which Mr. Nino is a principal member and founding partner and has 50% voting and dispositive power; (b) 2,851,047 shares of common stock owned of record by Nino Partners, of which Mr. Nino is Managing Member; (c) 1,086,113 shares of common stock owned of record by Mr. Nino; (d) options to purchase 2,500 shares of common stock, granted to Mr. Nino on December 29, 2004, at an exercise price of $.94 per share (which were fully vested and immediately exercisable on issuance and expire on December 29, 2009; (e) options to purchase 2,500 shares of common stock granted to Mr. Nino on March 31, 2005, at an exercise price of $.94 per share (which were fully vested and immediately exercisable on grant and expire on March 1, 2010; and (f) options to purchase 2,500 shares of common stock granted to Mr. Nino on June 30, 2005, at an exercise price of $.94 per share (which were fully vested and immediately exercisable on grant and expire on June 30, 2010;(g) options to purchase 2,500 shares of common stock, granted to Mr. Nino on September 30, 2005, at an exercise price of $1.17 per share (which were fully vested and immediately exercisable on grant and expire on September 30, 2010;(g) options to purchase 2,500 shares of common stock, granted to Mr. Nino on December 31, 2005, at an exercise price of $2.37 per share (which were fully vested and immediately exercisable on grant and expire on December 31,2010); (h) options to purchase 2,500 shares of common stock, granted to Mr. Nino on March 31, 2006, at an exercise price of $2.42 per share (which were fully vested and immediately exercisable on grant and expire on March 31,2011.

(9) Mr. Rosenblum is our Chief Financial Officer and Secretary. The number of shares of common stock that Mr. Rosenblum may be deemed to beneficially own includes: (a) options to purchase 21,876 shares of common stock granted to Mr. Rosenblum on April 1, 2005 at an exercise price of $.85 per share (which are immediately exercisable or are exercisable within 60 days of April 20, 2006); (b) Mr. Rosenblum purchased 2,000 shares of common stock on November 21, 2005, at a price of $1.50 per share; (c) options to purchase 25,000 shares of common stock granted to Mr. Rosenblum on March 31, 2006 at an exercise price of $2.20 per share of which 12,500 options are immediately exercisable on the date of the grant and the remaining 12,500 option will vest in equal monthly increments of 347 options on the completion of each month of service. These options will expire on March 31, 2016. The number of shares of common stock that Mr. Rosenblum may be deemed to beneficially own does not include options to purchase 53,124 shares of our common stock granted to Mr. Rosenblum on April 1, 2005 at an exercise price of $.85 per share, which will vest after June 30, 2006 in equal monthly increments of 1,563 options on the completion of each month of service by Mr. Rosenblum, and expire on April 1, 2015.

(10) Dr. Feola is our Chief Medical Officer. The number of shares of common stock that Dr. Feola may be deemed to beneficially own includes options to purchase 220,609 shares of common stock granted to Dr. Feola on December 15, 2003 (which are immediately exercisable or are exercisable within 60 days of April 20, 2006). The number of shares of common stock beneficially owned by Dr. Feola does not include options to purchase 50,919 shares of common stock, which will vest after June 30, 2006 in equal monthly increments of 2,828 options on the completion of each month of service by Dr. Feola. The exercise price of all of Dr. Feola's options is $.18 per share. The options will expire on December 14, 2013.

(11) Walter Haeussler is a director. The number of shares of common stock Mr. Haeussler may be deemed to beneficially own includes: (a) options to purchase 18,108 shares of common stock granted to Mr. Haeussler on October 31, 2003, (which are immediately exercisable or are exercisable within 60 days of April 20, 2006,) at an exercise price of $.18 per share, which expire on October 31, 2013; (b) options to purchase 2,500 shares of common stock, granted to Mr. Haeussler on December 31, 2004, at an exercise price of $.85 per share (which were fully vested and immediately exercisable on grant and expire on December 29, 2014); (c) options to purchase 2,500 shares of common stock granted to Mr. Haeussler on March 31, 2005, at an exercise price of $.85 per share (which were fully vested and immediately exercisable on grant and expire on March 31, 2015); and (d) options to purchase 2,500 shares of common stock, granted to Mr. Haeussler on June 30, 2005, at an exercise price of $.85 per share (which were fully vested and immediately exercisable on grant and expire on June 30, 2015); (e) options to purchase 2,500 shares of common stock, granted to Mr. Haeussler on September 30, 2005, at an exercise price of $1.06 per share (which were fully vested and immediately exercisable on grant and expire on September 30, 2015;(g) options to purchase 2,500 shares of common stock, granted to Mr. Haeussler on December 31, 2005, at an exercise price of $2.15 per share (which were fully vested and immediately exercisable on grant and expire on December 31, 2015); (h) options to purchase 2,500 shares of common stock, granted to Mr. Haeussler on March 31, 2006, at an exercise price of $2.20 per share (which were fully vested and immediately exercisable on grant and expire on March 31,2016.The number of shares of common stock beneficially owned by Mr. Haeussler does not include options to purchase 9,044 shares of common stock, granted to Mr. Haeussler on October 31, 2003, which will vest after June 30, 2006 in equal monthly increments of 566 options on the completion of each month of service by Mr. Haeussler.

(12) Robert Baron is a director. The number of shares of common stock Mr. Baron may be deemed to beneficially own includes: (a) 34,254 shares of common stock underlying the unit purchased by Mr. Baron in the October 2004 private placement (of which 8,824 shares were issued on October 27, 2004, 17,647 shares of which may be issued on exercise of the warrant underlying such unit, and 7,783 shares issued on conversion of the note underlying such unit); (b) Mr. Baron has purchased 15,000 shares of common stock on the market at the prices ranging from $1.55 to $1.95 per share; (c) options to purchase 15,000 shares of common stock granted to Mr. Baron on November 11, 2004, at an exercise price of $.85 per share (which were fully vested and exercisable immediately on grant and expire on November 11, 2014); (d) options to purchase 2,500 shares of common stock, granted to Mr. Baron on December 29, 2004, at an exercise price of $.85 per share (which were fully vested and exercisable immediately on grant and expire on December 29, 2014); (e) options to purchase 2,500 shares of common stock, granted to Mr. Baron on March 31, 2005, at an exercise price of $.85 per share (which were fully vested and immediately exercisable on grant and expire on March 31, 2015); and (f) options to purchase 2,500 shares of common stock, granted to Mr. Baron on June 30, 2005, at an exercise price of $.85 per share (which were fully vested and immediately exercisable on grant and expire on June 30, 2015); (g) options to purchase 2,500 shares of common stock, granted to Mr. Baron on September 30, 2005, at an exercise price of $1.06 per share (which were fully vested and immediately exercisable on grant and expire on September 30,2015; (h) options to purchase 2,500 shares of common stock, granted to Mr. Baron on December 31, 2005, at an exercise price of $2.15 per share (which were fully vested and immediately exercisable on grant and expire on December 31,2015); (i) options to purchase 2,500 shares of common stock, granted to Mr. Baron on March 31, 2006, at an exercise price of $2.20 per share (which were fully vested and immediately exercisable on grant and expire on March 31, 2016.

(13) Bernhard Mittemeyer is a director. The number of shares of common stock Dr. Mittemeyer may be deemed to beneficially own includes: (a) options to purchase 18,108 shares of common stock granted to Dr. Mittemeyer on October 31, 2003 (which are immediately exercisable or are exercisable within 60 days of April 20, 2006) at an exercise price of $.18 per share, which expire on October 31, 2013; (b) options to purchase 15,000 shares of common stock, granted to Dr. Mittemeyer on December 10, 2004, at an exercise price of $.85 per share (which were fully vested and immediately exercisable on grant and expire on December 10, 2014); (c) options to purchase 2,500 shares of common stock, granted to Dr. Mittemeyer on December 29, 2004, at an exercise price of $.85 per share (which were fully vested and immediately exercisable on grant and expire on December 29, 2014; (d) options to purchase 2,500 shares of common stock granted to Dr. Mittemeyer on March 31, 2005, at an exercise price of $.85 per share (which were fully vested and immediately exercisable on grant and expire on March 31, 2015); and (e) options to purchase 2,500 shares of common stock, granted to Dr. Mittemeyer on June 30, 2005, at an exercise price of $.85 per share (which were fully vested and immediately exercisable on grant and expire on June 30,2015); (f) options to purchase 2,500 shares of common stock, granted to Dr. Mittemeyer on September 30, 2005, at an exercise price of $1.06 per share (which were fully vested and immediately exercisable on grant and expire on September 30,2015); (g) options to purchase 2,500 shares of common stock, granted to Dr. Mittemeyer on December 31, 2005, at an exercise price of $2.15 per share (which were fully vested and immediately exercisable on grant and expire on December 31,2015); (h) options to purchase 2,500 shares of common stock, granted to Dr. Mittemeyer on March 31, 2006, at an exercise price of $2.20 per share (which were fully vested and immediately exercisable on grant and expire on March 31,2016); (i) an option to purchases 2,149 shares of common stock granted to Dr. Mittemeyer on November 04, 2004 at an exercise price of $0.85 per share, which (which are immediately exercisable or are exercisable within 60 days of April 20, 2006) at an exercise price of $.85 per share, which expire on November 04, 2014.The number of shares of common stock beneficially owned by Dr. Mittemeyer does not include: (a) options to purchase 9,044 shares of common stock, granted to Dr. Mittemeyer on October 31, 2003 which will vest after June 30, 2006 in equal monthly increments of 566 options on the completion of each month of service by Dr. Mittemeyer. The exercise price of this option is $.18 per share; (b) options to purchase 3281 shares of common stock, granted to Dr. Mittemeyer on November 04, 2004 which will vest after June 30, 2006 in equal monthly increments of 113 options on the completion of each month of service by Dr. Mittemeyer.

(14) Mr. Comer is a director. The number of shares of common stock that Mr. Comer may be deemed to beneficially own includes: (a) options to purchase 15,000 shares of common stock granted to Mr. Comer on April 6, 2005, at an exercise price of $.85 per share (which were fully vested and immediately exercisable on grant and expire on April 6, 2015); and (b) options to purchase 2,500 shares of common stock, granted to Mr. Comer on June 30, 2005, at an exercise price of $0.85 per share (which were fully vested and immediately exercisable on grant and expire on June 30, 2015); (c) options to purchase 2,500 shares of common stock, granted to Mr. Comer on September 30, 2005, at an exercise price of $1.06 per share (which were fully vested and immediately exercisable on grant and expire on September 30,2015); (d) options to purchase 2,500 shares of common stock, granted to Mr. Comer on December 31, 2005, at an exercise price of $2.15 per share (which were fully vested and immediately exercisable on grant and expire on December 31,2015); (e) options to purchase 2,500 shares of common stock, granted to Mr. Comer on March 31, 2006, at an exercise price of $2.20 per share (which were fully vested and immediately exercisable on grant and expire on March 31, 2016.

(15) Dr. Simoni is our Acting Vice President and Principal Investigator of Research and Development since November, 2002. On July 13, 2005, the company entered into an Advisory agreement with Dr. Simoni. The agreement provides for non-qualified stock options to purchase 271,528 shares of common stock. The number of shares of common stock that Dr. Simoni may be deemed to beneficially own includes options to purchase 135,764 shares of common stock (which are immediately exercisable or are exercisable within 60 days of April 20, 2006). Of the remaining 135,764 options, 33,941 options will vest on July 13, 2006. The remaining 101,823 options will vest in equal monthly increments of 2828 options on the completion of each month of service by Dr. Simoni. The exercise price of all of Dr. Simoni's options is $0.18 per share. The options will expire on July 13, 2015.

(16) For purposes of determining the number of shares beneficially owned by directors and executive officers as a group, any shares beneficially owned by more than one director or officer are counted only once.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our executive officers and directors and the holders of greater than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers and directors are required by SEC regulations to furnish us with copies of these reports. Based solely on a review of the copies of these reports furnished to us and written representations from such executive officers, directors and stockholders with respect to the period from January 1, 2005 through December 31, 2005, we are not aware of any required Section 16(a) reports that were not filed on a timely basis, with the exception that Messrs Comer, Baron, Haeussler, and Nino and Dr. Mittemeyer each filed late reports with respect to stock option awards granted on September 30, 2005 and December 31, 2005. These transactions were reported on Form 5's (Form 13-G with regard to Mr. Nino) filed on February 14, 2006, with the exception of Mr. Haeussler's Form 5, which was filed on March 31, 2006. Drs. Feola and Simoni filed a late report on Form 3 with respect to stock option awards. These reports were filed on January 30, 2006 and February 10, 2006, respectively.

                                   MANAGEMENT

EXECUTIVE OFFICERS

      The following table shows the positions held by our executive officers, and their ages, as of April 20, 2006.

NAME                                  AGE     POSITION
---------------------------------------------------------------------------------------------------------------
Arthur P. Bollon, Ph.D.               63      Chairman of the Board of Directors, President and Chief Executive
                                              Officer

Mark J. Rosenblum, CPA                52      Chief Financial Officer and Secretary

Mario Feola, M.D.                     79      Chief Medical Officer

Jan Simoni, PhD., DVM                 55      Acting Vice President and Principal Investigator of Research and
                                              Development  and Advisor

      ARTHUR P. BOLLON has served on a full-time basis as our Chairman of the Board, President and Chief Executive Officer since April 8, 2003. In 2003, Dr. Bollon co-founded Biogress, LLC, a biotechnology service company, and co-founded Quantum Biotech Inc., a post genomics biotechnology company. In 1991, Dr. Bollon was a founder of Cytoclonal Pharmaceutics, Inc., a publicly traded biopharmaceutical company, and served as Chairman, President and Chief Executive between 1991 and 2002. Cytoclonal Pharmaceutics completed an initial public offering in 1995. In 1987, Dr. Bollon was a founder of Wadley Biosciences Inc./Lymphokine Partners, a partnership between Wadley Cancer Center and Philips Petroleum. Between 1987 and 1990, Dr. Bollon was Chairman and CEO of the Wadley Biosciences Inc. Between 1979 and 1987, Dr. Bollon served as Chairman of the Department of Molecular Genetics and Director of Genetic Engineering at the Wadley Cancer Center. Between 1972 and 1979, Dr. Bollon served as an Assistant Professor at the University of Texas Health Science Center in Dallas. He received his Ph.D. in Molecular Genetics from Rutgers University and was a Post Doctorate Fellow at Yale University.

      MARK J. ROSENBLUM joined the Company as our Chief Financial Officer on April 1, 2005 and became Secretary on April 6, 2005. Between 1996 and 2003, Mr. Rosenblum was the Chief Accounting Officer, Vice President and Controller at Wellman, Inc., a public chemical manufacturer. Between 1990 and 1996, he was Vice President and Controller of Wellman, and between 1985 and 1990, Mr. Rosenblum was Corporate Controller of Wellman. Before joining Wellman in 1985, Mr. Rosenblum served as Plant Controller for Celanese Corp., a public chemical manufacturer. He was previously a staff accountant at Haskins & Sells (now Deloitte & Touche) between 1977 and 1980. Mr. Rosenblum received his Masters of Accountancy and his B.S. degree in Accounting from the University of South Carolina. Mr. Rosenblum is a certified public accountant.

      MARIO FEOLA has been our full-time Chief Medical Officer since November 1, 2004. From December 14, 2003 through October 31, 2004, Dr. Feola served as our Chief Medical Officer on a part-time basis. Between 1994 and 2004, Dr. Feola served as the Chief of Surgery at the Veteran's Affairs Hospital in Amarillo, Texas and since 1977, Dr. Feola has served as a Professor of Surgery at Texas Tech. Dr. Feola has authored or co-authored more than 100 papers, book chapters and research abstracts. Dr. Feola continues to be a speaker at many national and international blood substitute conferences and is a member of numerous scientific and professional organizations. He received his M.D. degree from the University of Naples, Italy.

      JAN SIMONI has served as our Acting Vice President and Principal Investigator of Research and Development since November 2002. On July 13, 2005, the Company entered into an advisory agreement Dr. Simoni to receive advisory services on technical, medical and market issues related to HemoBioTech, including its second generation blood substitute, HemoTech (TM). Since 1993, Dr. Simoni has also served as the Blood Substitute Group Leader and an Associate Professor of Research in the Department of Surgery at Texas Tech, where Dr. Simoni co-invented HemoTech. Between 1990 and 2002, Dr. Simoni served as an Assistant Professor of Research in the Department of Surgery at Texas Tech.
Between 1985 and 1990, Dr. Simoni was a Medical Researcher and Research Instructor in the Department of Surgery at Texas Tech. Previously, Dr. Simoni served as a Research Scientist and Senior Lecturer in the Department of Pathophysiology at the Agricultural University of Wroclaw. Dr. Simoni is the author or co-author of more than 100 papers, book chapters, monographs and scientific abstracts. Dr. Simoni is a member of a number of scientific and professional organizations, including the National Research Honor Society, the American Society for Artificial Internal Organs, and the International Society for Artificial Cells, Blood Substitutes and Immobilization Biotechnology. Dr. Simoni received his Ph.D. from the Agricultural University of Wroclaw in Wroclaw, Poland. Dr. Simoni is compensated directly by Texas Tech in accordance with the terms of our sponsored research agreement with Texas Tech, for which the Company reimburses Texas Tech. See "Executive Compensation" below for a discussion of our sponsored research agreement with Texas Tech.

      There are no family relationships among our executive officers and directors. No executive officer has been a general partner or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it. No executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding. No executive officer has been the subject of any order, judgment, or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities. No executive officer has been found by a court to have violated a federal or state securities or commodities law.

CONSULTANTS AND ADVISORS

The Company utilizes various consultants and advisors for research, development and testing of its technologies and products. The Company periodically confers with such consultants and advisors as necessary to discuss research, development and testing strategies and specific details of certain projects. Certain of the listed consultants and advisors have entered into agreements specifying the terms and scope of their individual advisory relationship with the Company. The Company does not believe that termination of any individual consulting or advisory agreement would materially affect its business. None of the consultants or advisors are employed by the Company and, therefore, may have commitments to, or consulting or advisory contracts with, other entities which may compete with their obligations to the Company. The Company's consultants and advisors are as follows:

      FREDERICK FRANK, BUSINESS ADVISORY DIRECTOR. Mr. Frank has served as a member of our Business Advisory Board since November 14, 2003. Since 1969, Mr. Frank has also served as the Vice Chairman of Lehman Brothers. Before such time, Mr. Frank was Vice President and Director of Smith, Barney & Co. Mr. Frank has served as a member of the Board of Directors of each of Diagnostic Products Corp., a public company that develops, manufactures and markets immunodiagnostic systems and immunochemistry kits, Pharmaceutical Product Development Inc., a public company that provides drug discovery and development services to pharmaceutical and biotechnology companies, and Landec Corp., a public company that designs, develops and sells polymer products for food and agricultural applications. Mr. Frank has also served on Pharmaceutical Product Development's nominating and audit committees within the last five years. He is a certified public accountant and received his M.B.A. from Stanford University.

      LT. GENERAL RONALD R. BLANCK, D.O., (U.S. ARMY, RETIRED), SCIENTIFIC ADVISOR. Dr. Blanck has served as one of our Scientific Advisors since November 4, 2003. Since 2000, Dr. Blanck has served as the President of the University of North Texas Health Science Center at Fort Worth. Between 1968 and 2000, Dr. Blanck served as the U.S. Army Surgeon General. Dr. Blanck also serves as a member of the Board of Directors of Carrington Laboratories, Inc., a public researchbased biopharmaceutical, medical device, raw materials and nutraceutical company that is engaged in the development, manufacturing and marketing of naturally-derived complex carbohydrates and other natural product therapeutics for the treatment of major illnesses, the dressing and management of wounds and nutritional supplements. Dr. Blanck's military honors include Distinguished Service Medals, the Defense Superior Service Medal, the Legion of Merit, the Bronze Star and Meritorious Service and Army Commendation Medals. Dr. Blanck is a graduate of the Philadelphia College of Osteopathic Medicine.

      G. TOM SHIRES, M.D., FACS, SCIENTIFIC ADVISOR. Dr. Shires has served as one of our Scientific Advisors since December 2003. Since 1997, Dr. Shires has served as Professor of Surgery at the University of Nevada School of Medicine. Between 1991 and 1997, Dr. Shires was Chairman of Surgery at Texas Tech University Health Sciences Center. Between 1975 and 1991, he served as Chairman of Surgery at Cornell University Medical College and was previously Chairman of Surgery at the University of Washington School of Medicine from 1974 to 1975 and Chairman of Surgery at University of Texas Southwestern Medical School from 1960 to 1974. Dr. Shires received his M.D. from the University of Texas Southwestern Medical School.

      LAWRENCE HELSON, M.D., FAAP, SCIENTIFIC ADVISOR. Dr. Helson has served as one of our Scientific Advisors since October 2004. Since 2001, Dr. Helson has been a Vice President Clinical Affairs and Bioresearch for Napro Biotherapeutics Inc. Since 2003, Dr. Helson has been a consultant with Meyers Associates, L.P.. From 1974 to 1986, Dr. Helson was an Associate Professor of Pediatrics at Cornell University Medical School. From 1972 to 1984, Dr. Helson was an Assistant Member, and from 1984 to 1986 an Associate Member, of Memorial Sloan Kettering Cancer Center. Dr. Helson received his M.D. degree from the University of Geneva School of Medicine.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth certain summary information for the years indicated with respect to the compensation awarded to, earned by, or paid to our Chief Executive Officer and each of the other most highly compensated executive officers of HemoBioTech. We refer to these executive officers in this proxy statement as the "Named Executive Officers."

                                                                                                    LONG-TERM
                                                              ANNUAL COMPENSATION                  COMPENSATION
                                               -------------------------------------------------   ------------
                                                                                    OTHER ANNUAL    SECURITIES     ALL OTHER
                                                                                    COMPENSATION    UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION                    YEAR        SALARY($)      BONUS($)       ($)        OPTIONS(#)        ($)
---------------------------------------        ----      -------------    --------  ------------   ------------  ------------
ARTHUR P. BOLLON, PH.D.                        2005      $154,038         $37,300         $0             0            --
   CHAIRMAN OF THE BOARD, PRESIDENT AND        2004      $30,577(1)(2)      --            $0             0            --
     CHIEF EXECUTIVE OFFICER                   2003      $198,750(1)        --            $0          651,668         --

MARK J. ROSENBLUM, CPA                         2005      $92,884          $22,500         $0          75,000          --
CHIEF FINANCIAL OFFICER                        2004      $0                 --            $0             0            --
                                               2003      $0                 --            $0             0            --

MARIO FEOLA, M.D.                              2005      $60,000            --            $0             0            --
   CHIEF MEDICAL OFFICER                       2004      $0                 --            $0             0            --
                                               2003      $0                 --            $0          271,528         --

JAN SIMONI, PH.D., DVM                         2005      $53,000(3)         --            $0          271,528         --
   ACTING VICE PRESIDENT AND PRINCIPAL         2004      $0                 --            $0             0            --
   INVESTIGATOR
     OF RESEARCH AND DEVELOPMENT               2003      $0                 --            $0             0            --

----------
(1) To facilitate the Company's $4.5 million private placement in October 2004, Dr. Bollon agreed to forego salary of $198,750, which accrued in 2003, and $230,000, which accrued in 2004.

(2) This amount represents the salary received by Dr. Bollon commencing as of the consummation of the Company's October 2004 private placement, reflecting his adjusted annual base salary of $150,000, which went into effect as of the consummation of the Company's October 2004 private placement.

(3) Dr. Simoni is not employed by the Company, but is employed directly by Texas Tech University. Under our sponsored research agreement with Texas Tech University, dated July 18, 2002, Texas Tech has agreed to permit Dr. Simoni to continue working on researching, developing, producing and testing our HemoTech
(TM) product on our behalf, and we agreed to reimburse Texas Tech the percentage of Dr. Simoni's total salary (and related fringe costs) used for operational and overhead costs associated with researching, developing, producing and commercializing HemoTech (TM).

STOCK OPTION GRANTS AND EXERCISES

      The Company may grant options to its executive officers under the 2003 Stock Option/Stock Issuance Plan (the "2003 Plan"). As of April 20, 2006, options to purchase a total of 1,515,000 shares were outstanding under the 2003 Plan and options to purchase 55,753 shares remained available for grant under the 2003 Plan. Generally, the exercise price per share for the options granted under the 2003 Plan will not be less than the fair market value of the stock on the date of grant. See also 2005 Aggregated Option Exercises and Fiscal Year End Option Values.

      Our Compensation Committee administers the 2003 Plan. Subject to the terms of the 2003 Plan, the Compensation Committee determines the recipients, the number and type of stock options to be granted, the exercise price and the terms and conditions of the stock options.

OPTION GRANTS DURING THE LAST FISCAL YEAR

      The following table shows information regarding grants of stock options to our Named Executive Officers during the fiscal year ended December 31, 2005. We have never granted any stock appreciation rights.

                                                               INDIVIDUAL GRANTS
                                    ------------------------------------------------------------------
                                       NUMBER OF            PERCENT OF
                                       SECURITIES         TOTAL OPTIONS      EXERCISE
                                       UNDERLYING           GRANTED TO         PRICE
                                    OPTIONS GRANTED         EMPLOYEES        PER SHARE      EXPIRATION
NAME                                      (#)                 (%)(1)            ($)            DATE
---------------------------         ---------------       -------------      ---------      ----------
Arthur P. Bollon, Ph.D.
Mark J. Rosenblum, CPA (2)               75,000                 21%            $0.85        04/01/2015
Mario Feola, M.D.                                                              $0.18        12/15/2013
Jan Simoni, Ph.D., DVM (3)              271,528                 77%            $0.18        07/13/2015

----------
(1) Based on an aggregate of 354,028 shares of common stock subject to options granted to HemoBioTech employees in 2005, including the Named Executive Officers, but excluding non-employee director grants.

(2) Mr. Rosenblum's options were equal to the fair market value of our common stock on the date of grant and will vest 25% upon the completion of one year of service. The remaining shares will vest in equal monthly increments of 1,563 options on the completion of each month of service by Mr. Rosenblum. The options will expire on April 1, 2015.

(3) On July 13, 2005, the Company entered into an advisory agreement with Dr. Simoni to receive advisory services on technical, medical and market issues related to HemoBioTech, including its second generation blood substitute, HemoTech (TM) in exchange for 271,528 stock options. The fair value of the Company's stock at date of grant was $.85 per share. Dr. Simoni's options were granted at the exercise price of .18 per share which was not equal to the fair market value on the date of grant. One half of Dr. Simoni's options were immediately exercisable on the date of grant, 25% on the one year anniversary and the remainder will vest in monthly increments of 2,828 on the completion of each month of service by Dr. Simoni. Dr. Simoni's options will expire on July 13, 2015.

2005 AGGREGATED OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

      The following table provides information on options held by our Named Executive Officers through December 31, 2005, and the value of each of their unexercised options at December 31, 2005. None of our Named Executive Officers exercised any stock options during 2005.

                                              NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                             UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS
                                          OPTIONS AT DECEMBER 31, 2005           AT DECEMBER 31, 2005(1)
                                        --------------------------------      -----------------------------
NAME                                    EXERCISABLE        UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
---------------------------             -----------        -------------      -----------     -------------
Dr. Arthur P. Bollon, Ph.D.                561,134             90,534          $1,094,211        $176,541
Mark J. Rosenblum,CPA                       21,876             53,124             $28,439         $69,061
Mario Feola, M.D.                          220,609             50,919            $434,600        $100,310
Jan Simoni, Ph.D., DVM                     135,764            135,764            $267,455        $267,455

----------
(1) Based on the closing sale price of our common stock on December 31, 2005 of $2.15, as quoted on the OTC Bulletin Board, less the option exercise price.

OTHER BENEFITS

      We offer medical insurance for all of our employees. The cost to the Company for providing these benefits in 2005 for our Named Executive Officers was approximately $29,400.

      The Company does not presently sponsor a defined contribution 401(k) savings plan for its employees and does not maintain any other retirement or pension plan for its employees.

CHANGE IN CONTROL ARRANGEMENTS

Our 2003 Plan provides that each grant may provide for the earlier exercise of an option right in the event of a "Change-in-Control" or similar event. For this purpose, a "Change-in-Control" includes (1) a stockholder-approved merger, consolidation or other reorganization in which securities representing more than 50% of the total combined voting power of the Company's outstanding securities are beneficially owned, directly or indirectly, by a person or persons different from the person or persons who beneficially owned those securities immediately prior to such transaction; (2) a stockholder-approved sale, transfer or other disposition of all or substantially all of the Company's assets; or (3) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities from a person or persons other than the Company.
Following specified Change-in-Control transactions, the vesting and exercisability of specified equity awards generally will be accelerated only if the awardee's award agreement so specifies. The standard form of stock option agreement provides for the option to become fully vested and exercisable immediately prior to the effective date of a Change-in-Control; provided that the option will not become exercisable on an accelerated basis if and to the extent: (i) the option is to be assumed by the successor corporation (or parent thereof) or is otherwise to be continued in full force and effect pursuant to the terms of the Change-in-Control transaction or (ii) the option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the option shares covered by the option at the time of the Change-in-Control and provides for the subsequent payout of that spread no later than the time the option shares would have otherwise become exercisable.

Our employment agreements with our Named Executive Officers contain provisions triggered by a change in control. See "Employment Agreements and Other Arrangements" below.

EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

      EMPLOYMENT AGREEMENT WITH ARTHUR P. BOLLON. On October 6, 2003, we entered into an amended employment agreement with Dr. Bollon, under which Dr. Bollon agreed to serve as our Chairman of the Board, President and Chief Executive Officer for an initial term of three years, automatically renewable for one-year periods unless otherwise terminated by either party on at least 90 days' prior written notice. In exchange for his services, we agreed to pay Dr. Bollon an annual base salary of $265,000 plus annual cost-of-living increases, retroactive to April 8, 2003 the date of the original agreement. In addition, we agreed to provide Dr. Bollon with customary benefits, such as health benefits. The parties agreed that payment of Dr. Bollon's base salary and benefits would be deferred until such time as the Company raised at least $4.0 million. Dr. Bollon agreed, under the terms of a deferred compensation forbearance agreement, dated as of July 15, 2004, to forgive all deferred compensation and benefits accrued and owing as of October 13, 2004, the date of the closing of the minimum offering of our private placement financing. In addition to Dr. Bollon's base salary and benefits package, we granted to Dr. Bollon an option to purchase 651,668 shares of our common stock at an exercise price of $.20, of which 543,034 options have vested as of April 20, 2006, and the balance of which vests in equal monthly installments of 9,050 options on the last day of each calendar month of service completed by Dr. Bollon.

      Under the terms of a letter agreement, dated as of July 15, 2004, between the Company and Dr. Bollon, Dr. Bollon agreed to continue to serve as our full-time Chairman of the Board, Chief Executive Officer and President in accordance with his employment agreement, which was further amended to provide that we will pay Dr. Bollon a base salary at the rate of $120,000 per annum, which was deferred on October 13, 2004 and paid to Dr. Bollon out of the proceeds of our private placement in October 2004. Commencing as of October 13, 2004 and through such time as we complete a subsequent financing of $10.0 million (if ever), Dr. Bollon has agreed to continue to serve as our full-time Chairman of the Board, President and Chief Executive Officer in exchange for an adjusted base salary equal to $150,000 per annum, payable in accordance with his employment agreement.

      Under a Letter Agreement dated January 3, 2005 between the Company and Dr. Bollon, we extended the term of his employment to October 6, 2007. Under an amendment to Dr. Bollon's employment agreement, dated April 6, 2005, we agreed that, effective as of the first business day of the first month following our consummation of equity and bank financings having gross proceeds to us of at least $10.0 million (and in which at least 50% of such proceeds were derived from equity financings) (if ever), Dr. Bollon's base salary will be increased to $210,000. We further agreed that, so long as Dr. Bollon remains employed by us as Chairman of the Board, President and Chief Executive Officer, then on October 6 of each year, starting as of the first October 6 following the consummation of such a $10.0 million financing (if ever), Dr. Bollon will be entitled to receive an annual bonus equal to 25% of his then-effective base salary. In the event Dr. Bollon's employment with us is terminated other than voluntarily by Dr. Bollon or for "just cause" prior to any October 6, however, Dr. Bollon will be entitled to receive a pro rated portion of the bonus that would otherwise have been due to him on such October 6 had he been an employee on such date. Further, we agreed that, on the consummation of such a $10.0 million financing (if ever), Dr. Bollon will be entitled to receive a onetime bonus in the amount of $52,500 and the term of his employment will be extended to the three-year anniversary of the closing date of such $10.0 million financing. Effective November 17, 2005, the agreement was further amended to provide a current base salary of $185,000 and extension of the employment agreement to October 6, 2008.

      Dr. Bollon's employment agreement will terminate on the earlier of (1) its expiration, (2) the mutual agreement of the parties, (3) the voluntary termination of Dr. Bollon other than as a result of a Constructive Termination Event (as defined below), (4) Dr. Bollon's death or disability, and (5) termination of Dr. Bollon for cause. In the event of Dr. Bollon's voluntary termination or on termination for cause, Dr. Bollon will not be entitled to receive any Severance Payment (as defined below) and will be entitled to receive only his base salary through the effective date of termination. In the event of Dr. Bollon's termination without cause (i.e., following a Constructive Termination Event or on Dr. Bollon's death) or as a result of a disability, Dr. Bollon will be entitled to receive a Severance Payment.

      For these purposes, "Constructive Termination Event" means:

o failure to elect, re-elect or otherwise maintain the executive in his current office or a substantially equivalent office or position with the Company, or the removal of or failure to re-elect him as a director of the Company;

o a significant adverse change in the nature or scope of his authority, powers, functions, responsibilities or duties;

o the liquidation, dissolution, merger, consolidation or reorganization of the Company or transfer of all or a significant portion of its business and/or assets, unless the successor shall have assumed all duties and obligations of the Company under the employment agreement;

o the Company shall relocate its principal executive offices or require the executive to relocate more than 50 miles from its current location without the executive's prior written consent; and

o a material breach of the employment agreement by the Company or a successor.

      For these purposes, "Severance Payment" means:

o equal monthly installments at the base salary rate then in effect, payable on the first day of the month following termination and continuing for a period of the earlier of expiration of the term of Dr. Bollon's employment agreement or the completion of 12 months following termination (in either case, the "Bollon Severance Payment Period"), provided that in no event will the Bollon Severance Payment Period be less than 6 months; and

o during the Bollon Severance Payment Period, benefits substantially similar to those which Dr. Bollon was receiving during his employment with us.

      As partial consideration for his base salary, Dr. Bollon agreed that he would not, during the term of his employment agreement, directly or indirectly invest or engage in any business that competes with our business or accept any employment or render services to any business that competes with our business, except that Dr. Bollon would be permitted to own up to 5% of any outstanding class of securities of any public company. In addition, Dr. Bollon agreed that, for a period of one year following termination of his employment agreement, he would not engage, hire, employ or solicit the employment of any employee of ours. Further, under the terms of Dr. Bollon's employment agreement and a Technology Assignment Agreement dated October 31, 2003, Dr. Bollon agreed to assign to us all of his right, title and interest in and to any and all inventions, discoveries, developments, improvements, techniques, designs and data related to blood substitutes. Finally, under the terms of Dr. Bollon's employment agreement and a confidentiality, proprietary information and inventions agreement, dated October 31, 2003, Dr. Bollon agreed not to use or disclose any of our confidential information or trade secrets at any time.

      ARRANGEMENT WITH GHASSAN NINO. On January 30, 2002, we entered into a letter agreement, under which Mr. Nino agreed to serve as our Interim Chief Executive Officer until such time as the parties later agreed. In exchange for his services as Interim Chief Executive Officer through April 14, 2003, Mr. Nino was entitled to receive $150,000, payment of which was deferred until such time as we raised $4.0 million. On October 31, 2003, we issued to Mr. Nino a 5% subordinated convertible promissory note in the principal amount of $150,000 evidencing our obligation to pay such deferred compensation. Under the terms of the Nino note forbearance agreement, dated as of July 15, 2004, Mr. Nino forgave repayment of this note.

      On October 6, 2003, we entered into an employment agreement with Ghassan Nino, under which Mr. Nino agreed to serve as our Vice Chairman and as Chief Financial Officer, on a part time basis, for an initial term of three years, automatically renewable for one-year periods unless otherwise terminated by either party on at least 90 days' prior written notice. In exchange for his services as Vice Chairman and acting Chief Financial Officer, we agreed to pay Mr. Nino an annual base salary of $210,000 plus annual cost-of-living increases. In addition, we agreed to provide Mr. Nino with customary benefits. The parties agreed that payment of Mr. Nino's base salary and benefits would be deferred until such time as we raised at least $4.0 million although Mr. Nino has agreed, under the terms of a deferred compensation forbearance agreement between the Company and Mr. Nino, dated as of July 15, 2004, to forgive all deferred compensation and benefits accrued and owing as of October 13, 2004. In connection with his employment with the Company, each of Mr. Nino and his affiliates, Nino Partners and Biogress (each stockholders of ours and affiliates of Mr. Nino) entered into a technology assignment agreement, under which each of Mr. Nino, Nino Partners and Biogress agreed to assign to us all of his right, title and interest in and to any and all inventions, discoveries, developments, improvements, techniques, designs and data related to blood substitutes. Under the terms of Mr. Nino's employment agreement and a confidentiality, proprietary information and inventions agreement, dated October 31, 2003, Mr. Nino agreed not to use or disclose any of our confidential information or trade secrets at any time.

      As of July 15, 2004, Mr. Nino resigned as an employee and officer of ours, under the terms of a separation and release agreement, under which Mr. Nino did not receive any severance payment. Mr. Nino continues to serve as a member of our Board of Directors and as Vice-Chairman of our Board of Directors. On the last day of each calendar quarter for which Mr. Nino continues to serve on our Board, Mr. Nino will receive an additional option to purchase 2,500 shares of our common stock at an exercise price equal to the fair market value of our common stock on the last Friday in such quarter. As a non-employee director, Mr. Nino is also entitled to receive certain director's compensation.

      EMPLOYMENT AGREEMENT WITH MARK J. ROSENBLUM. On April 1, 2005, we entered into an employment agreement with Mr. Rosenblum, under which Mr. Rosenblum agreed to serve as our Chief Financial Officer for an initial term of three years, automatically renewable for one-year periods unless otherwise terminated by either party on at least 90 days' prior written notice. In exchange for his services, we agreed to pay Mr. Rosenblum an annual base salary of $120,000 plus annual cost-of-living increases. Effective November 17, 2005, the agreement was further amended to provide a current base salary of $145,000. In addition, we agreed to provide Mr. Rosenblum with customary benefits, such as health benefits. In addition to Mr. Rosenblum's base salary and benefits package, we granted to Mr. Rosenblum an option to purchase 75,000 shares of our common stock at an exercise price of $.85 per share, of which 18,750 options vested on April 1, 2006, and the balance of which will vest in equal monthly installments of 1,563 options on the last day of each calendar month of service completed by Mr. Rosenblum, commencing April 30, 2006. We granted options to purchase 25,000 shares of common stock on March 31, 2006 at an exercise price of $2.20 per share of which 12,500 options are immediately exercisable on the date of the grant and the remaining 12,500 options will vest in equal monthly increments of 347 options on the completion of each month of service. These options will expire on March 31, 2016. In addition, on completion of each year of service, Mr. Rosenblum will be entitled to receive an additional option to purchase 25,000 shares of our common stock, which will be granted on the anniversary of his employment agreement, at an exercise price equal to the fair market value of our common stock at such time. We also agreed that, following the consummation of a $10.0 million financing, we will reimburse Mr. Rosenblum for reasonable relocation expenses. We have also agreed to increase his base salary to $165,000 following the consummation of a $10.0 million financing. Further, we have agreed that within 10 days following the consummation of a $10.0 million financing (if ever), Mr. Rosenblum will be entitled to receive a one-time lump sum amount equal to $3,750 multiplied by the number of months of service completed by Mr. Rosenblum at his initial base salary of $120,000 prior to the consummation of such financing, provided that Mr. Rosenblum will not be entitled to receive an amount in excess of $33,750. At the end of each fiscal year during the term of his employment agreement, Mr. Rosenblum will receive a bonus equal to 25% of his then-effective base salary. Mr. Rosenblum's employment agreement will terminate on the earlier of (1) its expiration, (2) the mutual agreement of the parties, (3) the voluntary termination of Mr. Rosenblum other than as a result of a Constructive Termination Event (as defined above), (4) Mr. Rosenblum's death or disability, and (5) termination of Mr. Rosenblum's employment for cause. In the event of Mr. Rosenblum's voluntary termination or on termination for cause, Mr. Rosenblum will not be entitled to receive any Severance Payment and will be entitled to receive only his base salary through the effective date of termination. In the event of Mr. Rosenblum's termination without cause (i.e., following a constructive termination event or on Mr. Rosenblum's death) or as a result of a disability, Mr. Rosenblum will be entitled to receive a Severance Payment.

      For these purposes, "Severance Payment" means:

o equal monthly installments at the base salary rate then in effect, payable on the first day of the month following termination and continuing for a period of the earlier of the expiration of the term of Mr. Rosenblum's employment agreement;

o the expiration of six months following the effective termination date of Mr. Rosenblum's employment, so long as Mr. Rosenblum has been employed by us for a period of at least 12 consecutive months;

o the expiration of nine months following the effective termination date of Mr. Rosenblum's employment, so long as Mr. Rosenblum has been employed by us for a period of at least two consecutive years;

o the expiration of 12 months following the effective termination date of Mr. Rosenblum's employment, so long as Mr. Rosenblum has been employed by us for a period of at least three consecutive years (in either case, the "Rosenblum Severance Payment Period"), provided that in no event will the Rosenblum Severance Payment Period be less than six months; and

o during the Rosenblum Severance Payment Period, benefits substantially similar to those which Mr. Rosenblum was receiving during his employment with us.

      As partial consideration for his base salary, Mr. Rosenblum agreed that he would not, during the term of his employment agreement, directly or indirectly invest or engage in any business that competes with our business or accept any employment or render services to any business that competes with our business, except that Mr. Rosenblum would be permitted to own up to 5% of any outstanding class of securities of any public company. In addition, Mr. Rosenblum agreed that, for a period of one year following termination of his employment agreement, he would not engage, hire, employ or solicit the employment of any employee of ours. Further, Mr. Rosenblum agreed to assign to us all of his right, title and interest in and to any and all inventions, discoveries, developments, improvements, techniques, designs and data related to blood substitutes that he conceives of in the course of his employment with us. Finally, Mr. Rosenblum agreed not to use or disclose any of our confidential information or trade secrets at any time.

      EMPLOYMENT AGREEMENT WITH MARIO FEOLA. On December 14, 2003, we entered into an employment agreement, under which Dr. Feola agreed to serve full time as our Chief Medical Officer in exchange for an annual base salary of $180,000. In addition, we agreed to provide Dr. Feola with customary benefits. Until the consummation of our October 2004 private placement, Dr. Feola served on a part time basis with us. In connection with Dr. Feola's part time service as our Chief Medical Officer, we agreed to grant Dr. Feola an option to purchase 271,528 shares of our common stock, of which 214,953 options have vested as of April 20, 2006, and the balance of which vests in equal monthly installments of 2,828 options on the completion of each month of service by Dr. Feola, commencing November 30, 2004. The exercise price of Dr. Feola's options is $.18 per share under a letter agreement, dated as of July 15, 2004, which amended Dr. Feola's employment agreement, Dr. Feola agreed to serve as our full-time Chief Medical Officer, commencing October 27, 2004 and through such time as we complete a financing having gross proceeds to us of at least $10.0 million (if ever), at an adjusted base salary equal to $60,000 per annum. Effective February 7, 2006, the agreement was further amended to provide a current base salary of $80,000.

      AGREEMENT WITH ROBERT COMER. On November 18, 2004, we entered into a consulting agreement with Robert Comer, under which Mr. Comer agreed to provide financial consulting services to us at the rate of $90 per hour. On December 13, 2004, we entered into an amended agreement with Mr. Comer, under which Mr. Comer agreed to serve as our Acting Chief Financial Officer at a rate of $60 per hour until such time as we terminate this amended Agreement. As of January 1, 2005, we entered into an employment agreement with Mr. Comer, under which Mr. Comer agreed to become our employee and to continue to serve as our full-time Acting Chief Financial Officer at a rate of $60 per hour until such time as either party terminates his agreement. As of April 1, 2005, the date on which Mr. Rosenblum joined us as our Chief Financial Officer, we terminated Mr. Comer's employment with us as our Acting Chief Financial Officer. On April 6, 2005, Mr. Comer joined our Board of Directors and became the Chairman of our Audit Committee. As a non-employee director, on April 6, 2005, Mr. Comer received an option to purchase 15,000 shares of our common stock at an exercise price of $.85 per share. This option is fully vested and immediately exercisable. On the last day of each calendar quarter for which Mr. Comer continues to serve on our Board, Mr. Comer will receive an additional option to purchase 2,500 shares of our common stock at an exercise price equal to the fair market value of our common stock on the last Friday in such quarter. As a non-employee director, Mr. Comer is also entitled to receive certain director's compensation.

      ARRANGMENT WITH DR. JAN SIMONI. Dr. Simoni has served as our Acting Vice President and Principal Investigator of Research and development since 2002, through a Sponsored Research Agreement with Texas Tech University, where he is employed, and an Advisor since July, 2005. Since 1993, Dr. Simoni has served as the Blood Substitute Group Leader at Texas Tech and is an Associate Professor of Research in the Department of Surgery at Texas Tech, where Dr. Simoni co-invented HemoTech (TM).

      On July 13, 2005, the Company entered into an advisory agreement with Dr. Simoni to receive advisory services on technical, medical and market issues related to HemoBioTech, including its second generation blood substitute, HemoTech (TM). The agreement provides for non-qualified stock options to purchase 271,528 shares of Common Stock of HemoBioTech at an exercise price per share of $0.18, subject to certain vesting timetables, of which 135,764 shares have vested as of April 20, 2006, 33,941 will vest on July 13, 2006, and the remaining 101,823 will vest in equal monthly installments of 2828 options on the completion of each month service by Dr. Simoni. These options will expire July 13, 2015.

      ARRANGEMENT WITH WALTER HAEUSSLER. Mr. Haeussler has served as a member of our Board of Directors since October 31, 2003. As one of our non-employee directors, on October 31, 2003, we granted to Mr. Haeussler an option to purchase 27,152 shares of our common stock at an exercise price of $0.18 per share, of which 16,976 options have vested as of April 1, 2006, and the balance of which will vest in equal monthly installments of 566 options on the completion of each month of service by Mr. Haeussler. On the last day of each calendar quarter for which Mr. Haeussler continues to serve on our Board, Mr. Haeussler will receive an additional option to purchase 2,500 shares of our common stock at an exercise price equal to the fair market value of our common stock on the last Friday in such quarter. As a non-employee director, Mr. Haeussler is also entitled to receive certain director's compensation.

      ARRANGEMENT WITH BERNHARD MITTEMEYER. Dr. Mittemeyer has served as a member of our Board of Directors since December 10, 2004, though he previously provided certain advisory services to us under an advisory services agreement, dated November 5, 2003. When Dr. Mittemeyer joined our Board as a director, we terminated Dr. Mittemeyer's advisory services agreement. In exchange for his advisory services, we previously granted to Dr. Mittemeyer an option to purchase 27,152 shares of our common stock at an exercise price of $.18 per share, of which 16,976 options have vested as of April 1, 2006, and the balance of which vests in equal monthly installments of 566 options on the completion of each month of service by Dr. Mittemeyer. Accordingly, on November 4, 2004, we granted to Dr. Mittemeyer an option to purchase 5,430 shares of common stock at an exercise price of $.85 per share, of which 1923 shares had vested as of April 1, 2006, and the balance of which vest in equal monthly installments of 113 options on the completion of each month of service by Dr. Mittemeyer. On the last day of each calendar quarter for which Dr. Mittmeyer continues to serve on our Board, Dr. Mittemeyer will receive an additional option to purchase 2,500 shares of our common stock at an exercise price equal to the fair market value of our common stock on the last Friday in such quarter. As a non-employee director, Dr. Mittemeyer is also entitled to receive certain director's compensation.

      In connection with their respective employment, consulting and advisory agreements, each of the foregoing individuals have either entered into separate confidentiality, proprietary information and inventions agreements or else such confidentiality provisions were contained in each individual's employment, consulting or advisory agreement. In addition, we have entered into indemnification agreements with each of Mr. Nino, Dr. Bollon, Mr. Haeussler, Mr. Baron, Dr. Mittemeyer, Mr. Rosenblum and Mr. Comer under which we have agreed to indemnify each of such individuals from and against all claims that may be brought against them as a result of their position as a member of our Board of Directors.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

      Our certificate of incorporation eliminates the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Delaware law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission damages. Our certificate of incorporation requires us to indemnify and advance expenses to our directors to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. Our certificate of incorporation provides that we may indemnify and advance expenses to any officer, employee or agent of the Company or any other person that we are permitted to indemnify under Delaware law.

      Under Delaware law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

o conducted himself or herself in good faith, reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and

o in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

      These persons may be indemnified against expenses, including attorneys fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the corporation, no indemnification will be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

      We also have entered into indemnification agreements with each of Mr. Nino, Dr. Bollon, Mr. Haeussler, Mr. Baron, Dr. Mittemeyer, Mr. Rosenblum and Mr. Comer under which we have agreed to indemnify each of such individuals from and against all claims that may be brought against them as a result of their position as a member of our Board of Directors.

      Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us under the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

VOTING AGREEMENT

      In order to induce Meyers Associates, L.P. to act as placement agent for our October 2004 private placement, Mr. Nino (Vice Chairman of the Board), Nino Partners and Biogress entered into a voting agreement dated as of July 15, 2004, under which Mr. Nino, Nino Partners and Biogress agreed to vote all of their respective shares in the same manner as the majority-in-interest of stockholders who are also our executive officers, and their successors, expressly including Dr. Bollon, on all matters submitted to a vote of our stockholders. The voting agreement expires on October 27, 2006.

STOCKHOLDERS AGREEMENT

      On October 31, 2003, we entered into a stockholders' agreement with each of Texas Tech, Dr. Bollon (the Chairman of the Board, President and Chief Executive Officer), Mr. Nino, Biogress and Nino Partners, under which we granted to each of such stockholders a right of first offer with respect to all future sales of any shares of our common stock or our convertible securities. Each of these stockholders waived their right of first offer with respect to our October 2004 private placement. In addition, we granted each such stockholder "piggyback registration rights" in connection with any proposed registration of shares of our common stock (other than in an initial public offering).

FOUNDER'S STOCK PURCHASE AGREEMENTS

      Between February 4, 2002 and October 31, 2003, our Texas predecessor-in-interest, HemoBioTech, issued an aggregate of 6,896,818 shares of its common stock in exchange for the services of each of the following individuals as follows:

            o 217,223 shares of common stock, having an aggregate estimated fair value of approximately $1,000, were issued to Biogress, LLC, an affiliate of Dr. Bollon and Mr. Nino. These shares were issued in partial payment of the interim business and strategic planning, financial planning, e-mail management and maintenance support and organizational support services rendered to us in accordance with our Master Services Agreement with Biogress, under which Biogress also received a fixed fee of $20,000 per month in partial payment of these services. The aggregate value of Biogress' services to us was $181,000, approximately $1,000 of which was paid by the issuance of 217,223 shares of common stock and the $180,000 of which was evidenced a promissory note that we issued to Biogress, of which $75,000 was repaid out of the proceeds of our October 2004 private placement and the remainder of which was forgiven by Biogress as of July 1, 2004. Dr. Bollon, our Chairman of the Board, President and Chief Executive Officer, and Mr. Nino, our Vice Chairman of the Board, are the sole owners of Biogress. For more details about the compensation paid to Biogress, please see "Master Services Agreement with Biogress" below.

            o 977,502 shares of common stock, having an aggregate estimated fair value of approximately $2,000, were issued to Dr. Bollon in April, 2003, in partial payment of services he rendered to us in connection with management, organization, and development services that he rendered to us under his employment agreement, under which Dr. Bollon was also entitled receive a base salary and certain options.

            o 217,223 shares of common stock, having an aggregate estimated fair value of approximately $1,000, were issued to Ascend Mobility, an affiliate of Mr. Nino. These shares were issued in partial payment of operation, organization support, web site development, web hosting and e-mail and monthly technical support services rendered to us in accordance with our Master Services Agreement with Ascend Mobility, under which Ascend Mobility also received a fixed fee of $150,000 in partial payment of these services. The aggregate value of Ascend Mobility's services to us was $175,000, of which $1,000 was paid by the issuance of 217,223 shares of common stock and $174,000 of which was evidenced by a promissory note that we issued to Ascend Mobility, which was paid in full out of the proceeds of our October 2004 private placement. Mr. Nino, our Vice Chairman of the Board, is the Founder of Ascend Mobility. For more details about the compensation paid to Ascend Mobility, please see "Master Services Agreement with Ascend Mobility" below.

            o 1,086,113 shares of common stock, having an aggregate estimated fair value of approximately $2,000, were issued to Mr. Nino for services that he rendered to us as our former President and Chief Executive Officer under his previous employment agreement, under which Mr. Nino was also entitled to receive a base salary. The aggregate value of Mr. Nino's services to us was approximately $125,000, approximately $2,000 of which was paid by the issuance of 1,086,113 shares of common stock and the remainder of which was evidenced by a promissory note that we issued to Mr. Nino in the principal amount of $150,000. On July 15, 2004, Mr. Nino forgave repayment of this entire note.

            o 2,715,280 shares of common stock, having an aggregate estimated fair value of approximately $5,000, were issued to Nino Partners, an affiliate of Mr. Nino, for business plan development services rendered to us. These services were valued at approximately $5,000. Mr. Nino, our Vice Chairman, is the Managing Member of Nino Partners.

            o 651,669 shares of common stock, having an aggregate estimated fair value of approximately $1,250, were issued to Evline Nino, the mother of Mr. Nino, our Vice Chairman, for
                  administrative   services  rendered  in  connection  with  the
                  development and preparation of our predecessor-in-interest's business plan. These services were valued at approximately $1,250.

            o 217,224 shares of common stock, having an aggregate estimated fair value of approximately $400, were issued to Munir Nino, the brother of Mr. Nino, our Vice Chairman, for administrative and valuation services rendered in connection with the development and preparation of our predecessor-in-interest's business plan. These services were valued at approximately $400.

            o 135,765 shares of common stock, having an aggregate estimated fair value of approximately $250, were issued to Marlin Nino, the sister of Mr. Nino, our Vice Chairman, for business consulting services rendered to us in connection with the development and preparation of our predecessor-in- interest's business plan. These services were valued at approximately $250.

            o 678,820 shares of common stock, having an aggregate estimated fair value of approximately $1,000, were issued to Texas Tech, our exclusive licensor, and we agreed to fund $1.2 million to Texas Tech over a four-year period, following the receipt of FDA approval of HemoTech, if ever, to support efforts to develop and commercialize other Texas Tech technologies, in order to induce Texas Tech to enter into the license agreement and in lieu of any royalty payments, license fees or sublicensing fees thereunder.

      On October 31, 2003, Ascend, Evline Nino, Munir Nino and Marlin Nino transferred their respective shares to Nino Partners. On October 31, 2003, we entered into separate founder's stock purchase agreements with each of Texas Tech, Dr. Bollon, Mr. Nino, Biogress and Nino Partners, under which we issued an aggregate of 6,896,818 shares of our common stock in exchange for the 6,896,818 shares of common stock of HemoBioTech, our Texas predecessor-in-interest, held by Texas Tech, Dr. Bollon, Mr. Nino, Nino Partners and Biogress. Under these founder's stock purchase agreements, such stockholders granted to us a right of first refusal with respect to the proposed sale by any such stockholder of any shares of our common stock held by such stockholders. Such right of first refusal terminates on the first sale of our common stock under an effective registration statement. In addition, each of these stockholders agreed that, in connection with any registration of our securities in which their shares are included for resale, it would not sell or otherwise dispose of its shares of our common stock for a period of up to 180 days following the effective date of registration, if so requested by us or by any underwriter involved in such registration.

PLACEMENT AGENT NOTE

      Prior to the commencement of our October 2004 private placement, Meyers Associates, L.P., the placement agent in connection with our October 2004 private placement, issued to us a promissory note in the principal amount of $30,000 in exchange for our issuance to Meyers Associates, L.P. of 3,000,000 shares of our common stock, which number of shares was equal to 30% of our capitalization immediately prior to the completion of our October 2004 private placement. We agreed to sell shares to Meyers Associates, L.P. in exchange for the promissory note in order to induce Meyers Associates, L.P. to serve as our placement agent in our October 2004 private placement and in certain possible future offerings.

      In accordance with the terms of the promissory note, such 3,000,000 shares will vest and be issued to Meyers Associates, L.P. as follows: (A) 1,500,000 of such shares, or 50%, have vested and have been issued to Meyers Associates, L.P., and $15,000 principal amount of the promissory note, plus accrued interest thereon, has been paid as part of the private placement on October 13, 2004; however, Meyers Associates, L.P. allocated 900,000 of these shares to itself,

375,000 of these shares to Bruce Meyers, Meyers Associates', L.P. President, 225,000 of these shares to Imtiaz Khan, Meyers Associates', L.P. Vice President). In a letter dated February 6, 2006, Meyers Associates, L.P. further allocated its 900,000 shares as follows: (i) 537,500 to itself; (ii) 100,000 to Bruce Meyers, Meyers Associates, L.P. President; (iii) 100,000 to Imtiaz Khan, Meyers Associates, L.P. Vice President; (iv) 162,500 to individuals not affliliated with Meyers Associates, L.P.; (B) an additional 500,000 shares, or 16.6%, will vest and be issued to Meyers Associates, L.P. on our completion of a financing transaction in which Myers Associates, L.P. represents us on or before May 13, 2006, resulting in gross proceeds to us of not less than $2,000,000, at which time an additional $5,000 principal amount of the promissory note, plus any accrued but unpaid interest thereon, will become due and payable as a result; and (C) an additional 1,000,000 shares, or 33.3%, will vest on our completion of a separate financing transaction in which Myers Associates represents us on or before May 13, 2006, resulting in gross proceeds to us of not less than $6,000,000, at which time an additional $10,000 principal amount of the promissory note, plus any accrued but unpaid interest thereon, will become due and payable as a result.

      The promissory note bears interest at a rate of 4% per annum and is payable in accordance with the schedule described above, but in no event later than May 13, 2006. $15,000 in principal amount of the above-mentioned note was paid at the time of the Private Placement. In the event of a default under the promissory note that is not cured within the applicable cure period and in the event Meyers Associates, L.P. fails to complete any financing referred to in clauses (B) and (C) in the immediately preceding paragraph within the time period set forth above, then in each such case the shares of our common stock that would otherwise have vested in Meyers Associates, L.P. had such default or failure not occurred will immediately be forfeited and the principal amount of the promissory note will be reduced in an amount corresponding to the value of such shares. In the event we fail to give Meyers Associates, L.P. the opportunity to exercise a required right of first refusal with respect to any future offering, the shares of our common stock that would otherwise have vested on consummation of such future offering will vest immediately in accordance with schedule described above on payment by Meyers Associates, L.P. of the outstanding principal and any accrued but unpaid interest on the promissory note corresponding to such shares. In the event Meyers Associates, L.P. is given the opportunity to exercise the right of first refusal with respect to any future offering but fails to exercise such right, then the shares of our common stock that would otherwise have vested on consummation of such future offering will be forfeited immediately and the then-outstanding principal balance of the promissory note corresponding to such shares, together with any accrued but unpaid interest thereon, will be cancelled immediately.

ISSUANCE OF WARRANT TO MEYERS ASSOCIATES, L.P.

      In connection with our October 2004 private placement, we also issued to Meyers Associates, L.P. a warrant to purchase up to an aggregate of 2,382,372 shares of our common stock at an exercise price of $0.90 per share, which we issued to Meyers Associates, L.P. on the consummation of our October 2004 private placement in partial payment of placement agent services rendered to us in connection with our October 2004 private placement. According to a letter from Meyers Associates, L.P., dated December 27, 2004, but not received by us until after January 18, 2005, and a letter dated February 2005, however, Meyers Associates, L.P. allocated these warrants to certain parties for consulting, assisting or selling the October 2004 Private

Placement. During December 2005, Meyers Associates, L.P. further allocated its warrants. As of April 20, 2006, this warrant information is as follows:

            o 787,960 of these warrants to itself. As the President of Meyers Associates, L.P., Bruce Meyers holds the voting and dispositive power with respect to the shares of our common stock owned by Meyers Associates, L.P.;

            o 690,888 of these warrants to Mr. Meyers, Meyers Associates', L.P. President;

            o 441,180 of these warrants to Imtiaz Khan, Meyers Associates', L.P. Vice President;

            o 44,118 warrants to Dr. Lawrence Helson, one of our consultants and a consultant to Meyers Associates, L.P. during our October 2004 private placement;

            o 19,411 warrants to Michael Hamblett, an affiliate of Starboard Capital Markets, LLC, a registered broker-dealer and member of the selling group that assisted Meyers Associates, L.P. in our October 2004 private placement;

            o 97,059 warrants to Max Communications, Inc., a member of the selling group that assisted Meyers Associates, L.P. in our October 2004 private placement. As the President of Max Communications, Inc., Richard Molinsky holds the voting and dispositive power with respect to the shares of our common stock issuable to Max Communications on exercise of these warrants;

            o 8,824 warrants to Starboard Capital Markets, LLC, a registered broker-dealer and member of the selling group that assisted Meyers Associates, L.P. in our October 2004 private placement. As the Managing Director of Starboard Capital, James Dotzam holds the voting and dispositive power with respect to the shares of our common stock issuable to Starboard Capital on exercise of these warrants; and

            o     the  remainder  to  certain  other  officers,   employees  and
                  affiliates of Meyers Associates, L.P., all of whom are individuals.

FORFEITURE OF COMMON STOCK

      Under a forfeiture agreement, dated as of July 15, 2004, by and between us and Nino Partners, Nino Partners, of which Mr. Nino, one of our founders and our current Vice Chairman of the Board, is Managing Member, irrevocably forfeited 1,086,113 shares of our common stock which it owned. Such forfeited shares were cancelled, deposited into our treasury account and have been re-allocated as part of our authorized but unissued shares of common stock. Nino

Partners agreed to enter into the forfeiture agreement in order to induce Meyers Associates, L.P., to serve as placement agent in connection with our October 2004 private placement.

MASTER SERVICE AGREEMENT WITH ASCEND MOBILITY, INC.

      On January 30, 2002, we entered into a master service agreement with Ascend Mobility, Inc., under which Ascend agreed to provide certain management, technology, organization, financial and strategic growth consulting services to us in exchange for a fee of $150,000 and the issuance of 217,223 shares of our common stock, having an aggregate estimated fair value of approximately $1,000. Ascend is an affiliate of Ghassan Nino, our Vice Chairman of the Board. Under the terms of the master services agreement, Ascend agreed not to use or disclose any of our confidential information at any time. On October 31, 2003, Ascend contributed its 217,223 shares of our common stock, together with a related resale obligation, to its affiliate, Nino Partners, of which Ghassan Nino is the manager and principal member. This call right entitles us to repurchase from Nino Partners up to 108,611 shares of our common stock held by Nino Partners at a repurchase price of $2.20 per share at such time as we complete an equity financing having gross proceeds to us of at least $8.0 million, if ever. We irrevocably waived our call right in connection with our October 2004 private placement and all future offerings consummated by us.

      On April 8, 2003, the parties entered into an amended master service agreement, under which Ascend agreed to provide certain web site development and hosting and e-mail maintenance and monthly technical support in exchange for a fixed fee of $2,000 per month for an initial period of one year (subject to automatic renewals unless terminated by either party on at least 30 days' prior written notice), commencing as of April 8, 2003. The parties terminated the original master service agreement as of October 1, 2003. On October 31, 2003, we issued to Ascend a 5% subordinated convertible promissory note in the principal amount of $174,000 evidencing our obligation to pay such fees. The convertible promissory note was initially due and payable on December 31, 2003, but the maturity date of such note was extended to the consummation of the first $2,500,000 of our October 2004 private placement, under an extension and repayment agreement, dated as of July 15, 2004. We repaid this note in full out of the proceeds of our October 2004 private placement. On July 15, 2004, we terminated the master service agreement with Ascend.

MASTER SERVICE AGREEMENT WITH BIOGRESS, LLC

      On April 14, 2003, we entered into a master service agreement with Biogress, LLC, under which Biogress agreed to provide certain management, technology, organization, financial and strategic growth consulting services to us in exchange for a fixed fee of $20,000 per month and 217,223 shares of our common stock, having an aggregate estimated fair value of approximately $1,000. Ghassan Nino and Arthur Bollon are the sole equity owners of Biogress. Under the terms of the master services agreement, Biogress agreed not to use or disclose any of our confidential information at any time. These shares were subject to a call right which entitles us to repurchase from Biogress up to 108,611 shares of our common stock held by Biogress at a repurchase price of $2.20 per share at such time as we complete an equity financing having gross proceeds to us of at least $8.0 million, if ever. This call right expired on December 31, 2004.

      On October 1, 2003, the parties entered into an amended master service agreement, under which Biogress agreed to provide certain web site development and hosting and e-mail maintenance and monthly technical support in exchange for a fixed fee of $60,000 per year for an initial period of two years (subject to automatic renewals unless terminated by either party on at least 90 days' prior written notice), commencing as of October 1, 2003. On October 31, 2003, we issued to Biogress a 5% subordinated convertible promissory note in the principal amount of $180,000 evidencing our obligation to pay such fees. The convertible promissory note was initially due and payable on December 31, 2003, but the maturity date of such note was extended to the consummation of our October 2004 private placement, under an extension and forbearance agreement, dated as of July 15, 2004. Biogress may from time to time, in its sole discretion, convert all or a portion of its note into shares of our capital stock of the same class or series issued by us in an equity financing in which we sell and issues shares of preferred stock and obtain aggregate proceeds of at least $1.0 million.

      We repaid $75,000 of the convertible promissory note issued out of the proceeds of our October 2004 private placement. under the terms of the extension and forbearance agreement, Biogress agreed to forgive and forbear the remaining $105,000 of the convertible promissory note we issued to Biogress and all accrued but unpaid interest on the note. On July 15, 2004, we terminated the master service agreement with Biogress.

      We believe the terms of each of the agreements listed above in this "Certain Relationships and Related Transactions" section were on terms as favorable as could have been obtained from unrelated third parties.

INDEMNIFICATION AGREEMENTS

      The Company has entered into indemnification agreements with each of Mr. Nino, Dr. Bollon, Mr. Haeussler, Mr. Baron, Dr. Mittemeyer, Mr. Rosenblum and Mr. Comer under which it has agreed to indemnify each of such individuals from and against all claims that may be brought against them as a result of their position as a member of our Board of Directors.

AUDIT COMMITTEE RELATED PARTY TRANSACTION POLICY

      Our Audit Committee adopted a Related Party Transactions Policy on May 3, 2006. Under such policy, any proposed transaction between the Company and (i) any person who is an officer or director of the Company or (ii) any person or entity that is a "Related Party" to a person who is an officer or director of the Company shall be prohibited, unless the Audit Committee shall determine in advance of the Company entering into any such transaction that there is a compelling business reason to enter into such a transaction, in accordance with the guidance set forth in the policy.

      For these purposes, a "Related Party" is (i) a person who is an immediate family member of an officer or director or a spouse of an officer or director or someone else who is related by blood to either an officer or director or spouse of an officer or director; or (ii) an entity which is owned or controlled by an officer or director or a spouse or other immediate family member of an officer or director or an entity in which an officer or director, any spouse of an officer or director or any other immediate family of an officer or director or spouse of an officer or director is deemed to have a substantial ownership interest or control of such entity by virtue of such person owning more than 20% of such entity. Additionally, a "Related Party" may be a person or entity that proposes to enter into a transaction with the Company if the Audit Committee finds that such transaction would violate Item 404 of Regulation S-B.

                                  OTHER MATTERS

      The Board of Directors, at the time of the preparation of this proxy statement, knows of no business to come before the meeting other than that referred to herein. If any other business should properly conic before the meeting, the person named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with his best judgment.

                                           BY ORDER OF THE BOARD OF DIRECTORS,


                                           /s/ Mark J. Rosenblum
                                           -------------------------------------
                                           Mark J. Rosenblum
                                           CHIEF FINANCIAL OFFICER AND SECRETARY

Dallas, Texas
May 9, 2006

                                                                         ANNEX A

                                HEMOBIOTECH, INC.

                             AUDIT COMMITTEE CHARTER

                                   MAY 3, 2006

The  Board  of  Directors  (the  "Board")  of  HemoBioTech,   Inc.,  a  Delaware
corporation (the "Company"), established an Audit Committee of the Board (the "Committee") in April, 2005.

      I.    PURPOSE

The purpose of the Committee is to discharge the Board's responsibilities related to the oversight of:

            o     The engagement and performance of the independent auditors;

            o     The  quality  and   integrity  of  the   company's   financial
                  statements;

            o     The Company's system of internal controls; and

            o     Compliance with legal and regulatory requirements.

      II.   MEMBERSHIP

The Committee will consist of two or more members of the Board, each of whom is determined by the Board to be "independent" under Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and under the standards set forth by the NASDAQ Stock Market Inc.

One director who is not independent as defined in the rules of the NASDAQ Stock Market, Inc. but who satisfies the requirements of Rule 10A-3(b)(1) under the Exchange Act may serve as a member of the Committee, in the following circumstances:

            o The director, other than in his or her capacity as a member of the Committee, the Board, or another Board committee, does not accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries other than the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company so long as such compensation is not contingent in any way on continued service;

            o The director is not an affiliated person of the Company or any of its subsidiaries;

            o The director is not a current officer or employee of the Company or an immediate family member of a current officer or employee;

            o The Board determines, under exceptional and limited circumstances, that membership by the individual on the Committee is required by the best interests of the Company and its stockholders;

            o The Board discloses, in the Company's next annual meeting proxy statement (or its next annual report on Form 10-K or its equivalent if the Company does not file an annual proxy statement) subsequent to such determination, the nature of the relationship and the reason for that determination;

            o     No such person may serve as the Chairman of the Committee; and

            o No such person may serve on the Committee for more than two years.

No member of the Committee shall receive directly or indirectly any consulting, advisory, or other compensatory fees from the Company other than (1) compensation for serving on Board committees and regular benefits that other directors receive; and (2) a pension or similar compensation for past performance, provided that such compensation is not conditions on continued or future service to the Company. In addition, no member of the Committee may be an affiliate of the Company or any subsidiary of the Company whether by being an officer or owning more than 10% of the Company's voting securities.

The members of the Committee are recommended by the Nominating and Corporate Governance Committee of the Board and are appointed by and serve at the discretion of the Board of Directors.

      III.  MEETINGS AND REPORTS

The Committee will meet as often as its members deem necessary to perform the Committee's responsibilities, but no less than four times each year, either telephonically or in person. From time to time, the Committee will meet separately and privately with the independent auditors and with management. A majority of the members of the Committee will constitute a quorum, and the Committee will act only on the affirmative vote of a majority of the members present at a meeting at which a quorum is present. The Committee will maintain written minutes of its meetings, which will be filed with the minutes of the Board. The Committee will make regular reports to the Board and will propose any necessary action.

      IV.   AUTHORITY AND RESOURCES

The Committee will have the resources and authority to discharge its responsibilities, including the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide funding, as determined by the Committee, for payment of compensation to the independent auditors, as well as for any independent advisors or administrative support employed by the Committee.

      V.    RESPONSIBILITIES

The primary responsibility of the Committee is to oversee the Company's financial reporting process and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements and the independent auditor is responsible for auditing those financial statements. While the Committee has the specific responsibilities set forth in the Charter, the Committee does not regularly conduct audits or investigations to determine that the Company's financial statements are complete and accurate and in compliance with generally accepted accounting practices.

The following represents the primary recurring duties and responsibilities of the Committee in carrying out its oversight responsibilities:

A.    INDEPENDENT AUDITOR

      1. Appointing, retaining, replacing, compensating and overseeing the work of the independent audit firm, which shall report to, and be directly accountable to, the Committee.

      2. Reviewing annually with the independent auditors and management of the Company the scope and general extent of the proposed audit.

      3. Reviewing and assuring the independence of the independent auditors. This review shall cover and include services, fees, quality control procedures and a formal written statement from the independent auditors regarding the relationships between the independent auditors and the Company.

      4. Pre-approving all audit and permitted non-audit services to be performed by the independent auditors. The Committee may delegate pre-approval authority to a member of the Committee subject to any decisions taken being presented to the full Committee at its next scheduled meeting.

      5. Discussing with the independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61 relating to the conduct of the audit.

      6.    Reviewing   any  problems  or   difficulties   encountered   by  the
            independent auditors during the course of the audit.

      7. Reviewing the use of independent public accountants other than the appointed independent auditors.

      8. Establishing policies for the hiring of employees and former employees of the independent auditor.

B.    FINANCIAL STATEMENT AND REPORTING

      1. Reviewing and discussing with management and the independent auditors the Company's accounting and financial reporting policies and practices, including any significant changes. This shall include consideration of alternative accounting treatments, significant estimates and judgments, as well as a review of the quality and acceptability of such accounting and reporting policies and practices.

      2. Reviewing with management and the independent auditors the effect of new or proposed auditing, accounting and reporting standards and management's plan to implement required changes.

      3. Reviewing with the independent auditors and management the results of the independent auditor's review of the quarterly financial statements, including management's discussion and analysis and any significant accounting or disclosure issues, prior to filing Quarterly Reports on Form 10-Q (or Form 10-QSB, if applicable) with The Securities and Exchange Commission ("SEC").

      4. Reviewing the annual audited financial statements, including management's discussion and analysis, and the results of the audit for each fiscal year of the Company with the independent auditors and appropriate management representatives, and recommending to the Board inclusion of the financial statements in the Company's Annual Report on Form 10-K (or Form 10-KSB, if applicable) to be filed with the SEC.

      5. Reviewing the disclosures made by the Chief Executive Officer and the Chief Financial Officer in connection with their required certifications accompanying the Company's periodic reports to be filed with the SEC, including, as appropriate, disclosures to the Committee of (a) significant deficiencies in the design or operation of internal controls, (b) significant changes in internal controls and (c) any fraud involving management or other employees who have a significant role in the Company's internal controls.

      6. Reviewing and discussing the company's quarterly financial results and related press release with management and the independent auditors prior to the release of such information to the public.

C.    INTERNAL CONTROLS

      1. Reviewing with management and the independent auditors the adequacy of the Company's internal controls.

      2. Reviewing with management, when applicable, the scope and results of management's evaluation of disclosure controls and assessment of internal controls over financial reporting, including the related certifications to be included in the Company's periodic reports filed with the SEC; obtaining reports of significant findings and recommendations, together with management's corrective action plans.

      3. Reviewing with the independent auditors, when applicable, the scope and results of their review of management's assessment of internal controls over financial reporting.

      4. Ensuring the internal audit function and/or any public accountant specifically hired to conduct such function has sufficient authority, support and access to Company personnel, facilities and records to carry out its/their work without restrictions or limitations.

D.    COMPLIANCE

      1. Periodically reviewing the Company's policies with respect to legal compliance, conflicts of interest and ethical conduct.

      2. Ensuring the adequacy of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting control or auditing matters, including the confidential submission of complaints by employees regarding such matters.

      3. Recommending to the Board any changes in ethics or compliance policies that the Committee deems appropriate.

E.    OTHER RESPONSIBILITIES

      1. Approving all related party transactions, as defined by applicable law, rules or regulations.

      2. Preparing the Committee report required by the rules of the SEC to be included in the Company's annual proxy statement.

      3. Conducting an annual self-assessment with the goal of continuing improvement.

      4. Reviewing and assessing the adequacy of this Charter, which shall be included in the Company's annual proxy statement at least once every three years.

      5. Performing such other functions as the Board may assign to the Committee from time to time.

                                                                         ANNEX B

                                HEMOBIOTECH, INC.

                         -------------------------------

                      2003 STOCK OPTION/STOCK ISSUANCE PLAN

            as amended and restated, effective ________________, 2006

TABLE OF CONTENTS

Information About The Meeting..................................................1
Information About The Voting...................................................2
Additional Information.........................................................5
PROPOSAL NO. 1 ELECTION OF DIRECTORS...........................................7
ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS...........................10
AUDIT COMMITTEE REPORT........................................................16
PROPOSAL NO. 2 - APPROVAL OF THE AMENDED  AND RESTATED 2003 STOCK
OPTION/STOCK ISSUANCE PLAN....................................................19
PROPOSAL NO. 3  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM........................................................27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................28
MANAGEMENT....................................................................34
EXECUTIVE COMPENSATION........................................................37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................47
OTHER MATTERS.................................................................56
HEMOBIOTECH, INC.............................................................B-1
HEMOBIOTECH, INC. 2003 STOCK OPTION/STOCK ISSUANCE PLAN AS AMENDED AND
RESTATED, EFFECTIVE _________, 2006..........................................B-4
1.    PURPOSE................................................................B-4
2.    DEFINITIONS............................................................B-4
3.    STRUCTURE OF THE PLAN..................................................B-9
4.    ELIGIBILITY............................................................B-9
5.    SHARES AVAILABLE UNDER THE PLAN.......................................B-10
6.    OPTION GRANT PROGRAM..................................................B-10
7.    EXERCISABILITY OF OPTION RIGHTS.......................................B-12
8.    STOCK ISSUANCE PROGRAM................................................B-12
9.    TRANSFER RESTRICTIONS ON OPTION SHARES AND COMMON SHARES..............B-13
10.   MARKET STAND-OFF AGREEMENT............................................B-13
11.   TRANSFERABILITY OF OPTIONS AND UNVESTED COMMON SHARES.................B-13
12.   ADJUSTMENTS...........................................................B-13
13.   FRACTIONAL SHARES.....................................................B-14
14.   WITHHOLDING TAXES.....................................................B-14
15.   FOREIGN EMPLOYEES.....................................................B-14
16.   INCENTIVE STOCK OPTION AGREEMENT......................................B-14
17.   NONQUALIFIED STOCK OPTION AGREEMENT...................................B-15
18.   STOCK ISSUANCE AGREEMENT..............................................B-15
19.   ADMINISTRATION OF THE PLAN............................................B-15
20.   AMENDMENT, ETC........................................................B-15
21.   EFFECTIVE DATE........................................................B-16
22.   GOVERNING LAW.........................................................B-16
23.   TERM OF PLAN..........................................................B-16
24.   REGULATORY APPROVALS..................................................B-17

25.   CODE SECTION 409A.....................................................B-17
26.   CODE SECTION 162(M) PROVISIONS........................................B-17
27.   CALIFORNIA PROVISIONS.................................................B-18

                                HEMOBIOTECH, INC.
                      2003 STOCK OPTION/STOCK ISSUANCE PLAN
               as amended and restated, effective _________, 2006

1. PURPOSE. This 2003 Stock Option/Stock Issuance Plan, as amended and restated, effective ________, 2006 (the "PLAN") is intended to promote share ownership by eligible Employees of HemoBioTech, Inc., a Delaware corporation (the "COMPANY") and other Participants, by providing eligible Employees and other Participants with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company, thereby reinforcing a mutuality of interests with other stockholders, and as an incentive for attracting, retaining and motivating eligible Employees and other Participants to achieve superior performance by permitting them to share in the Company's growth.

2. DEFINITIONS. Where the following words appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates otherwise:

      (a) "AFFILIATE" means with respect to any Person, any other Person (other than the Company or any Subsidiary of the Company) that directly or indirectly controls, or is controlled by or is under common control with such Person.

      (b) "BOARD" means the Board of Directors of the Company and, to the extent of any delegation by the Board to a Committee pursuant to Section 20, such Committee.

      (c) "CAUSE" means:

            (i) any material breach of the provisions of the Participant's Confidentiality, Proprietary Information and Inventions Agreement, after a demand for substantial performance is delivered to the Participant by the Board or the Chief Executive Officer (where such demand specifically identifies the manner in which the Board or the Chief Executive Officer of the Company, as the case may be, believes that the Participant has not substantially performed his duties), and such breach is not cured after a period of 30 days (or such other longer period as is acceptable to the Board) after such demand,

            (ii) the Participant's continued failure to perform reasonably assigned duties after a demand for substantial performance is delivered to the Participant by the Board and the Chief Executive Officer (or only the Board if the Participant being terminated is the Chief Executive Officer) where such demand specifically identifies the manner in which the Board and the Chief Executive Officer of the Company believes that the Participant has not substantially performed his duties and, in the opinion of the Chief Executive Officer (or in the opinion of the Board if the Participant being terminated is the Chief Executive Officer), such failure to perform is not cured after a period of 30 days (or such other longer period as is acceptable to the Chief Executive Officer or the Board, as the case may be) after such demand,

            (iii) the Participant's willful misconduct or gross negligence,

            (iv) conduct by the Participant involving dishonesty for personal gain, fraud or unlawful activity which is injurious to the Company, or

            (v) a conviction of a plea of NOLO CONTENDERE to a felony or any crime involving moral turpitude;

provided however, that if the term or concept has been defined in an employment agreement between the Company and the Participant, then Cause shall have the definition set forth in the employment agreement.

      (d) "CHANGE IN CONTROL" shall mean a change in ownership or control of the Company effected through any of the following transactions:

            (i) a stockholder-approved merger, consolidation or other reorganization in which securities representing more than 50% of the total combined voting power of the Company's outstanding securities are beneficially owned, directly or indirectly, by a person or persons different from the person or persons who beneficially owned those securities immediately prior to such transaction;

            (ii) a stockholder-approved sale, transfer or other disposition of all or substantially all of the Company's assets; or

            (iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13-d3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities from a person or persons other than the Company. In no event shall any public offering of the Company's securities be deemed to constitute a Change in Control.

      (e) "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

      (f) "COMMITTEE" means a committee of two or more Nonemployee Directors appointed by the Board pursuant to Section 20 to exercise one or more administrative functions under the Plan.

      (g) "COMMON SHARES" means the Common Stock, par value $0.001 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 13 of this Plan.

      (h) "COVERED EMPLOYEE" means an Employee or other Participant who is a "covered employee" within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

      (i) "DATE OF GRANT" means the date specified by the Board on which a grant of Option Rights under the Option Grant Program shall become effective, which date shall not be earlier than the date on which the Board takes action with respect thereto.

      (j) "DATE OF ISSUANCE" means the date specified by the Board on which a grant of Common Shares under the Stock Issuance Program shall become effective, which date shall not be earlier than the date on which the Board takes action with respect thereto.

      (k) "DIRECTOR" means a member of the Board of Directors of the Company.

      (l) "DISABILITY" means the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances.

      (m) "EMPLOYEE" means an individual who is in the employ of the Company (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

      (n) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

      (o) "EXERCISE DATE" means the date on which the Company shall have received written notice of the option exercise.

      (p) "FAIR MARKET VALUE" means the value per share of Common Shares on any relevant date which shall be determined in accordance with the following provisions:

            (i) If the Common Shares are at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the volume-weighted average sales price on that date as reported by Nasdaq.

            (ii) If the Common Shares are at the time listed on The New York Stock Exchange or any other stock exchange, then the Fair Market Value shall be the volume-weighted average price of the Common Shares on the principal exchange on which Common Shares are then trading, if any, on that date or, if shares were not traded on that date, then on the next preceding trading day during which a sale occurred.

            (iii) If the Common Shares are at the time neither listed on any stock exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Board in good faith after taking into account such factors as the Board shall deem appropriate.

      (q) "INCENTIVE STOCK OPTIONS" mean Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code or any successor provision.

      (r) "INCENTIVE STOCK OPTION AGREEMENT" means the agreement entered into by the Company and Optionee pursuant to Section 17 of this Plan.

      (s) "INITIAL PUBLIC OFFERING" shall mean the closing of the initial sale of Common Shares or other capital stock of the Company in a BONA FIDE underwritten public offering, pursuant to an effective registration statement under the Securities Act.

      (t) "LIQUIDITY EVENT" means (a) the Initial Public Offering, (b) any voluntary or involuntary liquidation of the Company or (c) any Change in Control.

      (u) "NONEMPLOYEE DIRECTOR" means a Director who is not an employee of the Company or any Parent or Subsidiary.

      (v) "NONQUALIFIED OPTIONS" shall mean Option Rights not intended to satisfy the requirements of Section 422 of the Code.

      (w) "NONQUALIFIED STOCK OPTION AGREEMENT" means the agreement entered into by the Company and Optionee pursuant to Section 18 of this Plan.

      (x) "OPTION GRANT PROGRAM" shall mean the option grant program in effect under this Plan.

      (y) "OPTIONEE" means the optionee to whom an Option is granted under this Plan and named in an agreement evidencing an outstanding Option Right.

      (z) "OPTION PRICE" means the purchase price payable on exercise of an Option Right, provided that, in the case of an Incentive Stock Option, the Option Price shall be equal to at least 100% of the Fair Market Value (or 110% of the fair market value in the case of a Ten-Percent Holder) of the Common Shares on the Date of Grant.

      (aa) "OPTION RIGHT" means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 6 of this Plan.

      (bb) "OPTION SHARES" means Common Shares acquired upon the exercise of an Option Right.

      (cc) "OWNER" means a Participant who holds Option Shares acquired through the Stock Option Program or Common Shares acquired through the Stock Issuance Program and all subsequent holders of the Option Shares or Common Shares, as the case may be, who derive their claim of ownership through a Permitted Transfer from such Participant.

      (dd) "PARENT" shall mean any company (other than the Company) in an unbroken chain of companies ending with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

      (ee) "PARTICIPANT" means an individual who is selected by the Board to receive benefits under this Plan and who is at the time (i) an Employee, (ii) a member of the Board or the member of the board of directors of any Parent or Subsidiary, (iii) an independent contractor who provides services to the Company (or any Parent or Subsidiary), or (iv) an employee of an independent contractor who provides services to the Company (or any Parent or Subsidiary).

      (ff)  "PERFORMANCE  AWARD" means any award  subject to the  provisions  of
Section 26 herein.

      (gg) "PERFORMANCE PERIOD" means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such award are to be measured.

      (hh) "PERMITTED TRANSFER" means a transfer of Option Shares or Common Shares, as the case may be, (i) by a Participant who is a natural person pursuant to applicable laws of descent and distribution or to such Participant's spouse or children or trusts or other entities for the benefit of such spouse or children, (ii) by a Participant which is a corporation to a Person controlling, controlled by or under common control with the corporate Participant ("CONTROL" shall mean the power to vote at least 51% or more of the securities or other equity interests of a Person having voting power pursuant to the statutes or organizational documents to which such Person is subject); (iii) by a Participant which is a partnership or limited liability company to its general partners or its limited partners or members, (iv) by a Participant who is a natural person to an individual retirement account or other tax deferred retirement plan (an "IRA") in his or her name, (v) by a Participant to the Company, or (vii) by a Participant to a lender as a bona fide pledge of the Option Shares or Common Shares held by such Participant as security for a loan by such lender; PROVIDED, HOWEVER, that (x) the restrictions contained in this Plan will continue to be applicable to the Option Shares and Common Shares after any such transfer, and (y) no transfer of any Option Shares or Common Shares shall be made to any transferee unless such transferee shall first have agreed, by executing and delivering a counterpart to the Incentive Stock Option Agreement, Nonqualified Stock Option Agreement or Stock Issuance Agreement, as the case may be, to hold such Option Shares or Common Shares subject to such agreement and to be bound by all terms of this Plan.

      (ii)  "PERSON"  means  any  individual,   company,  partnership,   limited
liability  company,   limited  liability  partnership,   trust,   unincorporated
association or other entity.

      (jj) "PLAN" means this HemoBioTech, Inc. 2003 Stock Option/Stock Issuance Plan, as amended and restated, effective ________, 2006.

      (kk) "PLAN ADMINISTRATOR" means either the Board or the Committee acting in its capacity as administrator of the Plan.

      (ll) "RECAPITALIZATION" means any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company's outstanding Common Shares as a class without the Company's receipt of consideration.

      (mm) "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

      (nn) "SERVICE" means the provision of services to the Company (or any Parent or Subsidiary) by a Person in the capacity of an Employee, a member of the Board or the board of directors of any Parent or Subsidiary, an independent contractor or an employee of an independent contractor, except to the extent otherwise specifically provided in the documents evidencing the Option grant.

      (oo) "STOCK ISSUANCE AGREEMENT" means the agreement entered into by the Company and the Participant pursuant to Section 19 of this Plan at the time of issuance of Common Shares under the Stock Issuance Program.

      (pp) "STOCK ISSUANCE PROGRAM" means the stock issuance program in effect under this Plan.

      (qq) "SUBSIDIARY" means a company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any Employee may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any company in which, at the time, the Company owns or controls, directly or indirectly, more than 50% of the total combined voting power represented by all classes of stock issued by such Company.

      (rr) "TEN-PERCENT HOLDER" means a Participant, who, at the time an Option Right is to be granted or Common Shares issued to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

3. STRUCTURE OF THE PLAN. The Plan shall be divided into two separate equity programs:

      (a) the Option Grant Program under which eligible Employees and other Participants may, at the discretion of the Committee, be granted options to purchase Common Shares, and

      (b) the Stock Issuance Program under which eligible Employees and other Participants may, at the discretion of the Committee, be issued Common Shares directly, either through the immediate purchase of the Common Shares or as a bonus for services rendered to the Company (or any Parent or Subsidiary).

4. ELIGIBILITY. Only Employees and other Participants shall be eligible to participate in the Plan. The Committee shall have the absolute discretion to grant options in accordance with the Option Grant Program and to effect issuances of Common Shares in accordance with the Stock Issuance Program. With respect to awards granted under this Plan, the Committee shall have full authority to determine:

      (a) with respect to the grants under the Option Grant Program, which eligible Employees and other Participants are to receive the option grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Stock Option or a Nonqualified Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option and/or the Option Shares and the maximum term for which the option is to remain outstanding; provided, however, that only Employees may be granted Incentive Stock Options; and

      (b) with respect to issuances of Common Shares under the Stock Issuance Program, which eligible Employees and other Participants are to receive such issuances, the time or times when such issuances are to be made, the number of Common Shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued Common Shares and the consideration (if any) to be paid by the Participant for the Common Shares.

5. SHARES AVAILABLE UNDER THE PLAN.

      (a) Subject to adjustment as provided in Section 5(b) and Section 12, the stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Shares. The maximum number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or (ii) as stock issuances shall not exceed in the aggregate 3,129,168 Common Shares, plus any shares described in Section 5(b). Any Common Shares issued under this Plan may be treasury shares or shares of original issue or a combination of the foregoing.

      (b) The number of shares available in Section 5(a) above shall be adjusted to account for shares relating to awards that expire, are forfeited or are transferred, surrendered or relinquished upon the payment of any Option Price by the transfer to the Company of Common Shares or upon satisfaction of any withholding amount. Upon payment in cash of the benefit provided by any award granted under this Plan, any shares that were covered by that award shall again be available for issue or transfer hereunder.

      (c) Notwithstanding anything in this Section 5 or elsewhere in this Plan to the contrary and subject to adjustment as provided in Section 12 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed ______________ Common Shares.

      (d) Subject to adjustment as provided in Section 5(b) and Section 12, in any fiscal year of the Company during any part of which the Plan is in effect,
no  Participant  may be granted (i) Options with respect to more than [        ]
Common Shares or (ii) more than [___________] Common Shares pursuant to the Stock Issuance Program.

6. OPTION GRANT PROGRAM. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the grant to Participants of Option Rights to purchase Common Shares. Each grant may utilize any or all of the authorizations, and shall be subject to all of the applicable requirements, as follows:

      (a) Each grant shall specify the number of Common Shares to which it pertains (subject to the limitations set forth in Section 5).

      (b) Each grant shall specify an Option Price per share, which may not be less than 100% of the Fair Market Value per Common Share (or, in the case of an Incentive Stock Option granted to a Ten-Percent Holder, 110% of the Fair Market Value per Common Share) on the Date of Grant.

      (c) Each grant shall specify whether the Option Price shall be payable (i) in cash, by check or other consideration acceptable to the Company, (ii) by the actual or constructive transfer to the Company of Common Shares (or other consideration authorized pursuant to

Section 6(d)), or the withholding or Common Shares that otherwise would have been deliverable to the Optionee as a result of the exercise of the Option, having a value at the time of exercise equal to the total Option Price, or (iii) by a combination of such methods of payment.

      (d) Any grant may provide for payment of the Option Price, at the election of the Optionee, in installments, with or without interest, upon terms determined by the Board.

      (e) Successive grants may be made to the same Optionee whether or not any Option Rights previously granted to such Participant remain unexercised.

      (f) Each grant shall specify the period or periods of continuous Service by the Optionee with the Company or any Parent or Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of a Change in Control or similar event or upon the achievement of specified performance criteria. Any grant of Option Rights may also specify performance criteria that must be achieved as a condition to the exercise of such rights.

      (g) Option Rights granted under this Plan may be (i) Option Rights that are intended to qualify under particular provisions of the Code, including, without limitation, Incentive Stock Options, (ii) Option Rights that are not intended so to qualify, or (iii) combinations of the foregoing.

      (h) No Option Right shall be exercisable more than 10 years from the Date of Grant or, in the case of an Incentive Stock Option granted to a Ten-Percent Holder, five years from the Date of Grant.

      (i) To the extent that the aggregate Fair Market Value (determined as of the Date of Grant) of the Common Shares with respect to which Incentive Stock Options granted under the Plan and any other plan of the Company (or any Parent or Subsidiary) are exercisable for the first time by an Optionee during any calendar year exceeds $100,000, such Option Rights shall constitute Nonqualified Options. The rule set forth in the preceding sentence shall by applied by taking Option Rights into account in the order in which they were granted.

      (j) An Optionee may exercise an Option Right in whole or in part at any time and from time to time during the period within which the Option Right may be exercised. To exercise an Option Right, an Optionee shall give written notice to the Company in the form attached hereto as EXHIBIT A or EXHIBIT B, as applicable, specifying the number of Common Shares to be purchased and provide payment of the Option Price and any other documentation that may be required by the Company.

      (k) Each grant of Option Rights shall be evidenced by an agreement executed by an authorized officer on behalf of the Company and delivered to the Optionee, and such agreement shall contain such terms and provisions, consistent with this Plan as set forth in Sections 17 and 18, as applicable, as the Board may approve.

      (l) The holder of an Option Right shall have no stockholder rights with respect to the Option Shares until he or she (i) has exercised the Option Right or all restrictions have lapsed, (ii) has paid the Option Price and (iii) has become a holder of record of the Option Shares.

7. EXERCISABILITY OF OPTION RIGHTS. Each Option Right shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Board and set forth in the agreement evidencing the grant of the Option Right pursuant to Section 17 or 18, as applicable.

8. STOCK ISSUANCE PROGRAM. The Committee may, from time to time, and upon such terms and conditions as it may determine, authorize the grant or sale to Participants of Common Shares issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each stock issuance shall be evidenced by a Stock Issuance Agreement as set forth in
Section 18, which shall be subject to all of the requirements contained in the following provisions:

      (a) Each grant or sale may be made without additional consideration or in consideration of a payment by the Participant that is less than Fair Market Value per share at the date of issuance.

      (b) Common Shares may be issued under the Stock Issuance Program for any of the following items of consideration which the Board may deem appropriate in each individual instance:

            (i) cash or check made payable to the Company, or

            (ii) past services rendered to the Company (or any Parent or Subsidiary).

      (c) Common Shares issued under the Stock Issuance Program may, in the discretion of the Committee, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service.

      (d) Any new, substituted or additional securities or other property (including, without limitation, money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant's unvested Common Shares by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Shares as a class without the Company's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested Common Shares and (ii) such escrow arrangements as the Board shall deem appropriate.

      (e) Unless otherwise determined by the Committee, the Participant shall have full stockholder rights with respect to any Common Shares issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares has vested. Accordingly, unless otherwise determined by the Committee, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

      (f) Should the Participant cease to remain in Service while holding one or more unvested Common Shares issued under the Stock Issuance Program, then those shares shall be immediately surrendered to the Company for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the

Company shall pay to the Participant the lesser of (i) consideration paid by the Participant for the surrendered shares and (ii) the Fair Market Value of the Common Shares on the date of surrender.

      (g) The Committee may, in its discretion, waive the surrender and cancellation of one or more unvested Common Shares (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant's interest in the Common Shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service.

      (h) Unvested shares may, in the Committee's discretion, be held in escrow by the Company until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

9. TRANSFER RESTRICTIONS ON OPTION SHARES AND COMMON SHARES. Other than Permitted Transfers, Owners may not sell or transfer, directly or indirectly, any Option Shares or Common Shares or any interest therein during the period commencing on the date on which they acquire the Option Shares or Common Shares until a Liquidity Event shall have occurred. Any attempt by an Owner to sell any Option Shares or Common Shares prior to a Liquidity Event unless permitted by the Plan shall be null and void and of no force or effect. Notwithstanding the foregoing, the Option Shares or Common Shares may, after the death of the Owner, be transferred by will or the laws of descent and distribution and sold by such transferee or sold by the Owner's executor.

10. MARKET STAND-OFF AGREEMENT. The Company may require in connection with the Initial Public Offering and any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act within two years after the effective date of the Company's Initial Public Offering that an Owner agree that any Option Shares, Common Shares or Option Rights may not be sold, offered for sale or otherwise disposed of for a period of time as determined by the Board.

11. TRANSFERABILITY OF OPTIONS AND UNVESTED COMMON SHARES.

      (a) No Option Right granted under the Plan and no unvested Common Shares shall be transferable by a Participant other than by will or the laws of descent and distribution. Except as otherwise determined by the Committee, Option Rights shall be exercisable during the Optionee's lifetime only by him or her or by his or her guardian or legal representative.

      (b) Notwithstanding the provisions of Section 11(a), the Committee may specify that Option Rights (other than Incentive Stock Options) shall be transferable by a Participant, with or without payment of consideration therefor by the transferee, by way of a Permitted Transfer.

12. ADJUSTMENTS. The Board may make or provide for such adjustments (i) in the number of Option Shares covered by outstanding Option Rights and the Common Shares issued hereunder, (ii) in the Option Price and (iii) in the kind of shares covered thereby, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any

Recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the number of shares specified in Section 5 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12; PROVIDED, HOWEVER, that any such adjustment to the number specified in Section 5(c) shall be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail so to qualify.

13. FRACTIONAL SHARES. The Company shall not be required to issue any fractional Option Shares or Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

14. WITHHOLDING TAXES. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other Person under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other Person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. Common Shares or benefits shall not be withheld in excess of the minimum number required for such tax withholding.

15. FOREIGN EMPLOYEES. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

16. INCENTIVE STOCK OPTION AGREEMENT. The form of each Incentive Stock Option Agreement shall be prescribed, and any Incentive Stock Option Agreement evidencing an outstanding Option Right may with the concurrence of the affected Optionee be amended, by the Board, provided that the terms and conditions of each Incentive Stock Option Agreement and amendment are not inconsistent with this Plan and that no amendment shall adversely affect the rights of the Optionee with respect to any outstanding Option Right without the Optionee's consent.

17. NONQUALIFIED STOCK OPTION AGREEMENT. The form of each Nonqualified Stock Option Agreement shall be prescribed, and any Nonqualified Stock Option Agreement evidencing an outstanding Option Right may with the concurrence of the affected Optionee be amended, by the Board, provided that the terms and conditions of each Nonqualified Stock Option Agreement and amendment are not inconsistent with this Plan and that no amendment shall adversely affect the rights of the Optionee with respect to any outstanding Option Right without the Optionee's consent.

18. STOCK ISSUANCE AGREEMENT. The form of each Stock Issuance Agreement shall be prescribed, and any Stock Issuance Agreement evidencing an issuance of Common Shares may with the concurrence of the affected Participant be amended, by the Board, provided that the terms and conditions of each Stock Issuance Agreement and amendment are not inconsistent with this Plan and that no amendment shall adversely affect the rights of the Participant with respect to any issuance of Common Shares without the Participant's consent.

19. ADMINISTRATION OF THE PLAN.

      (a) This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Committee. A majority of the Committee shall constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee. To the extent of any such delegation, references in this Plan to the Board shall be deemed to be references to any such Committee.

      (b) The Board shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan or of any agreement, notification or document evidencing the grant of Option Rights or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Board shall be final, conclusive and binding on all parties who have an interest in the Plan or any option thereunder. No member of the Board shall be liable for any such action or determination made in good faith.

20. AMENDMENT, ETC.

      (a) The Board may permit Participants to elect to defer the issuance of Common Shares under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. The Board may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

      (b) In the case of termination of Service by reason of death, Disability or normal or early retirement, or in the case of hardship or other special circumstances, of an Optionee who holds an Option Right not immediately exercisable in full, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 9 or 11, the Board may, in its sole discretion, accelerate the time at which such Option Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or may waive any other limitation or requirement under any such award. Notwithstanding anything to the contrary, in the case of termination of Service by reason of death or Disability, upon the death or Disability of an Optionee (each an "EXERCISE EVENT") any portion of the option granted to such Optionee that otherwise would have become exercisable in the same calendar year as the Exercise Event shall become immediately exercisable in full on the date of the Exercise Event.

      (c) This Plan shall not confer upon any Participant any right with respect to the continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant's employment or other service at any time.

      (d) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision shall be null and void with respect to such Option Right. Such provision, however, shall remain in effect for other Option Rights and there shall be no further effect on any provision of this Plan.

      (e) If the Board determines, with the advice of legal counsel, that any provision of the Plan would prevent the payment of any Option Right intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code from so qualifying, such Plan provision will be invalid and cease to have my effect without affecting the validity or effectiveness of any other provision of the Plan.

21. EFFECTIVE DATE. This Plan shall be effective when adopted by the Board; PROVIDED, HOWEVER, that the effectiveness of this Plan, the exercisability of Option Rights and the issuance of Common Shares under this Plan are conditioned on the Plan's approval by the stockholders of the Company at a meeting duly held or by written consent in accordance with Delaware law within 12 months after the date this Plan is adopted by the Board. All awards under this Plan shall be null and void if the Plan is not approved by the stockholders within such 12-month period. Subject to such limitation, the Board may grant Option Rights and issue Common Shares under the Plan at any time after the effective date of the Plan and before the date fixed herein for termination of the Plan.

22. GOVERNING LAW. The Plan and all grants and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of [Delaware], without giving effect to the principles of conflicts of law in that State.

23. TERM OF PLAN. The Plan shall terminate upon the earliest of:

      (a) the expiration of the 10-year period measured from the date the Plan is adopted by the Board,

      (b) the date on which all Common Shares available for issuance under the Plan shall have been issued as vested shares, or

      (c) the termination of all outstanding Option Rights in connection with a Liquidity Event. All Option Rights and unvested stock issuances outstanding at that time under the Plan shall continue in full force and effect in accordance with the provisions of the documents evidencing the grant of the Option Rights or the issuance of the Common Shares.

24. REGULATORY APPROVALS. The implementation of the Plan, the granting of any Options under the Plan and the issuance of any Common Shares (i) upon the exercise of an Option Right or (ii) under the Stock Issuance Program shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Option Rights granted under it and the Common Shares issued pursuant to it.

25. CODE SECTION 409A. If and to the extent that the Board believes that any awards may constitute a "nonqualified deferred compensation plan" under Section 409A of the Code, the terms and conditions set forth in the award agreement for that award shall be drafted in a manner that is intended to comply with, and those provisions (and the provisions of the Plan applicable thereto) shall be interpreted in a manner consistent with, the applicable requirements of Section 409A of the Code.

26. CODE SECTION 162(M) PROVISIONS.

      (a) COVERED EMPLOYEES. The Committee, in its discretion, may determine at the time an award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such award, a Covered Employee, that the provisions of this
Section 26 shall be applicable to such Award.

      (b) PERFORMANCE CRITERIA. If an award is subject to this Section 26, then the lapsing of restrictions thereon and the distribution of cash, stock or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." One or more of the following business criteria for the Company, on a consolidated basis, and/or for an Affiliate, or for business or geographical units of the Company and/or an Affiliate (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; and (13) debt reduction. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of companies that are comparable to the Company. The

Committee shall exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company's management, or (iii) a change in accounting standards required by generally accepted accounting principles.

      (c) PERFORMANCE PERIOD; TIMING FOR ESTABLISHING PERFORMANCE GOALS. Achievement of performance goals in respect of such Performance Awards shall be measured over a Performance Period no shorter than 12 months and no longer than five years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

      (d) ADJUSTMENTS. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with awards subject to this
Section 26, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an award subject to this Section 26. The Committee shall specify the circumstances in which such awards shall be paid or forfeited in the event of termination of the Participant's Service prior to the end of a Performance Period or settlement of awards.

      (e) COMMITTEE CERTIFICATION. No Participant shall receive any payment under the Plan that is subject to this Section 26 unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as "performance based compensation" under Code Section 162(m).

27. CALIFORNIA PROVISIONS. The following provisions shall apply to any grant of Option Rights under the Option Grant Program and any sale of Common Shares under the Stock Issuance Program to an individual who is eligible to receive such Option Rights or Common Shares pursuant to the Plan and who resides in the State of California.

      (a) "OPTION GRANT PROGRAM". The Option Price per share applicable to each Option Right shall not be less than 85% of the Fair Market Value per Common Share on the Date of Grant. If the person to whom the Option Right is granted is a Ten-Percent Holder, then the Option Price per share shall not be less than 110% of the Fair Market Value per Common Share on the Date of Grant.

            (i) The Board  may not  impose a vesting  schedule  upon any  Option
Right which is more restrictive than 20% per year vesting, with the initial vesting to occur not later than one year after the Date of Grant. However, such limitation shall not be applicable to any grants of Option Rights made to individuals who are officers or independent contractors of the Company, employees of independent contractors of the Company or Nonemployee Directors.

            (ii) If an Optionee's Service terminates for a reason other than Cause, the vested portion of the Optionee's Option Right will be exercisable for a period of not less than 30 days from the date of termination of Service or, if such termination is caused by death or disability, not less than six months from the date of termination of Service.

            (iii) Notwithstanding Section 11(a), a Nonstatutory Option will also be transferable by instrument to an inter vivos or testamentary trust in which the Option Rights are to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to a member of the "immediate family" as that term is defined in 17 C.F.R. 240.16a-(c).

      (b) "STOCK ISSUANCE PROGRAM".

            (i) The purchase price per share for Common Shares issued under the Stock Issuance Program shall be fixed by the Board but shall not be less than 85% of the Fair Market Value per Common Share on the Date of Issue. The purchase price per share of Common Shares issued to a Ten-Percent Holder shall not be less than 100% of such Fair Market Value.

            (ii) The Board may not impose a vesting schedule upon any stock issuance effected under the Stock Issuance Program which is more restrictive than 20% per year vesting, with initial vesting to occur not later than one year after the issuance date. However, such limitation shall not be applicable to any issuances made to individuals who are officers or independent contractors of the Company, employees of independent contractors of the Company or Nonemployee Directors.

      (c) "FINANCIAL INFORMATION". The Company shall deliver a balance sheet and an income statement at least annually to each Participant, unless such individual is a key Employee whose duties in connection with the Company (or any Parent or Subsidiary) assure such individual access to equivalent information.

      (d) "SHARE RESERVE". The maximum number of Common Shares that may be issued over the term of the Plan together with the total number of Common Shares provided for under any stock bonus or similar plan of the Company shall not exceed 30% of the then outstanding shares (on an as if converted basis) of the Company unless a percentage higher than 30% is approved by at least 2/3 of the outstanding shares of the Company entitled to vote on such matter.

      (e) "REPURCHASE RIGHTS". To the extent specified in an Incentive Stock Option Agreement, Nonqualified Stock Option Agreement or Stock Issuance Agreement, the Company and/or its assigns shall have the right to repurchase any or all of the Option Shares or Unvested Shares held by a Participant when such person's Service ceases. However, except with respect to grants to officers or independent contractors of the Company, employees of independent contractors of the Company or Nonemployee Directors, the repurchase right must satisfy the conditions of either Subparagraph (i) or (ii) below:

            (i) The repurchase price is not less than the Fair Market Value on the date that Service ceased, the Company's right to repurchase the Option Shares or Unvested Shares must be exercised within 90 days of the date that Company Service ceased (or the date the shares were purchased, if later), the Company must pay the purchase price in cash or cancellation of purchase money indebtedness for the shares, and the Company's repurchase right terminates if and when its securities becomes publicly traded.

            (ii) The repurchase price is the Exercise Price or original purchase price, the Company's right to repurchase lapses at the rate of at least 20% per year over five years from the date the Common Shares were issued, the repurchase right must be exercised within 90 days of the date that Service ceased (or the date the shares were purchased, if later), and the purchase price must be paid in the form of cash or cancellation of purchase money indebtedness for the shares.

      (f) "FILING REQUIREMENT". The Company must file the notice of transaction and pay the filing fee computed under Section 25608(y) of the California General Corporation Law. Such filling should be made within thirty days after the initial issuance of any security under the Plan to a California resident.

              \/ FOLD AND DETACH HERE AND READ THE REVERSE SIDE \/
--------------------------------------------------------------------------------

PROXY                                                                      PROXY

                               HEMOBIOTECH, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                              OF HEMOBIOTECH, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 9, 2006

      The undersigned stockholder of HemoBioTech, Inc. (the "Company"), hereby appoints Authur P. Bollon and Mark J. Rosenblum, or any of them, voting singly in the absence of the others, as his/her/its attorney(s) and proxy(ies), with full power of substitution and revocation, to vote, as designated on the reverse side, all of the shares of Cmmon Stock, that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 14221 Dallas Parkway, Rockefeller Conference Room, Dallas, Texas 75254 at 9:00 a.m. (local time), on June 9, 2006, or any adjournment or adjournments thereof, in accordance with the instructions provided herewith. Any and all proxies heretofore given are hereby revoked.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

              \/ FOLD AND DETACH HERE AND READ THE REVERSE SIDE \/
--------------------------------------------------------------------------------

                         PROXY BY MAIL                           Please mark
     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS            your votes |X|
                                                                  like this

1.    The election of six  directors to    FOR all nominees         WITHHOLD
      serve as the  Board of  Directors      listed below      AUTHORITY to vote
      until the next Annual  Meeting of  (except as marked to   for all nominees
      Stockholders   and  until   their     the contrary)         listed below
      successors  are duly  elected and
      qualified      (the     "Director          |_|                   |_|
      Proposal");

nominees name:
Arthur P. Bollon, Ph.D.     Walter Haeussler, J.D.
Robert Baron                Bernhard Mittemeyer, M.D.
Robert Comer, CPA, M.B.A.   Ghassan Nino, CPA, CMA

(INSTRUCTION: To withhold authority to vote for one or more than one individual nominee, write that nominee's name(s) in the space provided below.)

________________________________________________________________________________


2.    To  approve   the   Company's   Amended  and    FOR     AGAINST   ABSTAIN
      Restated  2003 Stock  Option/Stock  issuance
      Plan;                                           |_|       |_|       |_|

3.    To ratify and  appointment  of Eisner LLP as    FOR     AGAINST   ABSTAIN
      the   Company's    independent    registered
      accounting  firm for the fiscal  year ending    |_|       |_|       |_|
      December 31, 2006;
                                                      FOR     AGAINST   ABSTAIN

4. To conduct such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.


------------------------------------------


                                                          COMPANY ID:

                                                         PROXY NUMBER:
------------------------------------------
                                                        ACCOUNT NUMBER:


SIGNATURE________________________SIGNATURE________________________DATE__________
(Please date this proxy and sign your name as it appears on the stock certificates. Executors, administrators, trustees, etc. should give their full titles. All joint owners should sign.)

             PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY.